 UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐     Preliminary Proxy Statement
☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑     Definitive Proxy Statement
☐     Definitive Additional Materials
☐     Soliciting Material Under §240.14a-12

Aerojet Rocketdyne Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑     No fee required.
☐     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

222 N. Pacific Coast Highway, Suite 500 El Segundo, California 90245
March 24, 2020

Dear Stockholder:
You are cordially invited to attend the 2020 Annual Meeting of Stockholders of Aerojet Rocketdyne Holdings, Inc., which will be held at 9:00 a.m. Pacific Time, on May 6, 2020. Our 2020 Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the meeting on the Internet and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/AJRD2020. Details regarding how to attend the meeting online and the business to be presented at the meeting can be found in the accompanying Notice of Annual Meeting and Proxy Statement.
We have elected to take advantage of the Securities and Exchange Commission’s rule that allows us to furnish our proxy materials to our stockholders over the Internet. We believe electronic delivery will expedite the receipt of materials and, by printing and mailing a smaller volume, will reduce the environmental impact of our annual meeting materials and help lower our costs. On or about March 27, 2020 a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) will be mailed to our stockholders. This Notice of Internet Availability will contain instructions on how to access the Notice of Annual Meeting, the Proxy Statement and the Company’s Annual Report for 2019 on Form 10-K (the “2019 Annual Report”) to stockholders online. You will not receive a printed copy of these materials unless you specifically request one. The Notice of Internet Availability contains instructions on how to receive a paper copy of the proxy materials. For those participants who hold shares of the Company’s common stock in the Aerojet Rocketdyne Retirement Savings Plan, you will receive a full set of annual meeting materials and a proxy card by mail.
On behalf of the Board of Directors and the management of Aerojet Rocketdyne Holdings, Inc., I extend our appreciation for your continued support.
Very truly yours,
/s/ Warren G. Lichtenstein
WARREN G. LICHTENSTEIN
Executive Chairman

AEROJET ROCKETDYNE HOLDINGS, INC. NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

DATE	TIME	RECORD DATE
Wednesday, May 6, 2020	9:00 A.M. Pacific Time	Thursday, March 12, 2020
HOW TO CAST YOUR VOTE
It is important that your shares be represented and voted at the meeting. You may vote your shares by voting electronically at the meeting by visiting www.virtualshareholdermeeting.com/AJRD2020 and following the instructions; or before the meeting date by Internet, telephone or mail. Participants in the Aerojet Rocketdyne Retirement Savings Plan must follow the voting instructions provided by Fidelity Management Trust Company. See details under the heading “How do I vote?” on page 60.

ONLINE	BY PHONE	BY MAIL
Vote online at www.proxyvote.com. You may also vote online during the meeting at www.virtualshareholdermeeting.com/AJRD2020	Vote by phone by calling 1-800-690-6903	If you have received a printed version of these proxy materials you may vote by mail using the postage-paid envelope provided
HOW TO ATTEND THE MEETING

•	Attend the 2020 annual meeting of stockholders (the “Annual Meeting”) online at www.virtualshareholdermeeting.com/AJRD2020.

•	The Annual Meeting will begin at 9:00 a.m. Pacific Time on Wednesday, May 6, 2020.

•	To participate in the meeting, you will need the control number included on your Notice of Internet Availability, on your proxy card, or on the instructions that accompanied your proxy materials.

•
The record date for the Annual Meeting is Thursday, March 12, 2020. This means you are entitled to receive notice of the meeting and vote shares at the meeting if you were a stockholder of record as of the close of business on Thursday, March 12, 2020.

ITEMS OF BUSINESS

1.
To elect the seven directors named in the Proxy Statement to our Board of Directors to serve until the 2021 annual meeting of stockholders and until their respective successors have been duly elected and qualified;

2.	To consider and approve an advisory vote to approve Aerojet Rocketdyne’s executive compensation;

3.	To ratify the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as independent auditors of the Company for the year ending December 31, 2020;

4.	To consider and act on such other business as may properly be brought before the meeting or any adjournments or postponements thereof.
By Order of the Board of Directors,
/s/ Arjun L. Kampani
ARJUN L. KAMPANI
Vice President,
General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Meeting of Stockholders to be held on May 6, 2020: The Proxy Statement and the Company’s 2019 Annual Report are available at www.proxyvote.com

PROXY STATEMENT SUMMARY
This summary highlights selected information that is provided in more detail throughout this Proxy Statement. For additional information about these topics, refer to the discussions contained throughout this document and in the Company’s 2019 Annual Report. You should read the full Proxy Statement before casting your vote. This Proxy Statement contains certain Non-GAAP (accounting principles generally accepted in the United States of America) financial measures, which are identified with asterisks. For more information on these Non-GAAP financial measures, see Appendix A.

Annual Stockholders’ Meeting
Time: May 6, 2020, 9:00 a.m. Pacific Time	Record Date: You are entitled to vote if you were a shareholder of record at the close of business on March 12, 2020.
Place: Online at www.virtualshareholdermeeting.com/AJRD2020

Voting Matters and Board Recommendations
Proposals	Board Vote Recommendation	Page Reference
Proposal 1: Election of Directors	FOR each Director Nominee	4
Proposal 2: Advisory vote to approve Aerojet Rocketdyne’s executive compensation	FOR	31
Proposal 3: Ratification of the appointment of independent auditors	FOR	57

2019 Performance Highlights
Net sales increased primarily due to:

•	Increase of $121 million in defense program sales primarily driven by the Patriot Advanced Capability-3, Guided Multiple Launch Rocket System and hypersonic booster programs.

•
Decrease of $35 million in space program sales primarily driven by lower sales in the RS-68 program and the anticipated wind-down of the AJ-60 solid rocket motor program partially offset by growth in the RS-25 program.

Net income was impacted by the following:

•	Improved performance on the Commercial Crew Development program in 2019 partially offset by lower risk retirements in 2019 on the RS-68, RL10, and Terminal High Altitude Area Defense programs.

•	Decrease of $32 million in retirement benefits expense.

•	One-time benefit of $43 million from increased recoverability of environmental remediation costs in 2018.
Cash flow provided by operating activities increased primarily due to:

•	Improved operating performance and working capital utilization.

•	Partially offset by an increase of $43 million in income taxes (net of refunds) paid in 2019.
(In millions)

Net Sales
$2,000
$1,960
$1,920
$1,880
$1,840
$1,896
$1,982
2018
2019

Net Income
$160
$150
$140
$130
$120
$137
$152
$141
$130
2018
2019
Net income
Adj Net Income*

Cash Flow
$300
$250
$200
$150
$100
$253
$210
$261
$218
2018
2019
Operating Activities
Free Cash Flow*

Adjusted EBITDAP*
$320
$305
$290
$275
$260
$305
$272
2018
2019

* These are Non-GAAP financial measures. For more information, see Appendix A - Use of Non-GAAP Financial Measures.

2019 Executive Compensation Highlights
We have designed our executive compensation program pertaining to the named executive officers (“NEOs”) to reward the achievement of our business goals and incentivize sustainable growth by aligning the financial interests of our executive team with the long-term interests of our stockholders. The Organization & Compensation Committee of our Board has established a pay for performance philosophy and rigorous goal setting process for our executive compensation program. Our 2019 strategic goals remained consistent with prior years and were focused on financial performance. The Organization & Compensation Committee utilized the following measures for our NEO’s 2019 annual incentive plan

•	Adjusted earnings before interest, taxes, depreciation, amortization and pension expense (“EBITDAP”);

•	Cash flow from operations;

•	Aerojet Rocketdyne bookings; and

•	Certain other goals that include individual performance and accomplishments of each NEO.
The Organization & Compensation Committee granted NEOs (other than the Executive Chairman) equity in 2019 in the form of performance-based restricted stock (50%), time-based SARs (25%) and time-based restricted stock (25%). The performance-based restricted stock will vest subject to achievement of performance targets for the three-year period ending December 31, 2021, with regard to adjusted EBITDAP and return on invested capital (“ROIC”) each weighted 50%.

Board of Director Nominees and Committees

			Committee Membership
Name	Age(1)	Director Since	Audit	Corporate Governance & Nominating	Organization & Compensation
Kevin P. Chilton	65	2018			C
Thomas A. Corcoran	75	2008		C	M
Eileen P. Drake	53	2015
James R. Henderson	62	2008	C	M
Warren G. Lichtenstein	54	2008
Lance W. Lord	73	2015	M		M
Martin Turchin	78	2008	M	M
M = Committee Member C = Committee Chairman

(1)	Age as of December 31, 2019

PROPOSAL 1: ELECTION OF DIRECTORS
The Company’s Second Amended and Restated Bylaws (the “Bylaws”) provide that the entire Board of Directors (the “Board”) of Aerojet Rocketdyne Holdings, Inc., a Delaware corporation (“Aerojet Rocketdyne” or the “Company”) shall consist of one or more Directors, the total number thereof to be authorized first by the incorporator of the Company, and thereafter authorized by resolution of the Board by the affirmative vote of a majority of the Company’s directors (“Directors”) then in office. The Board has fixed the number of Directors to serve on the Board at seven.
The Board has proposed the following nominees for election as Directors at the Annual Meeting: Kevin P. Chilton; Thomas A. Corcoran; Eileen P. Drake; James R. Henderson; Warren G. Lichtenstein; Lance W. Lord and Martin Turchin. Each nominee elected as a Director will continue in office until the next annual meeting of stockholders at which their successor has been elected and qualified, or until his/her resignation, removal from office, or death, whichever is earlier.
Each nominee receiving a plurality of the affirmative votes cast at the Annual Meeting will be elected to the Board. Withholds and broker non-votes will not count either in favor of, or against, the election of a nominee.

Director Qualifications and Experience
The Board, acting through the Corporate Governance & Nominating Committee, seeks a Board that, as a whole, possesses the experience, skills, background and qualifications appropriate to function effectively in light of the Company’s current and evolving business circumstances. The Corporate Governance & Nominating Committee reviews the size of the Board, the tenure of its Directors and their skills, backgrounds and experiences in determining the slate of nominees and whether to seek one or more new candidates. The Corporate Governance & Nominating Committee seeks directors with established records of significant accomplishments in business and areas relevant to the Company’s strategies. With respect to the nomination of continuing Directors for re-election, the individual’s contributions to the Board are also considered.
All of our Directors bring to our Board a wealth of executive leadership experience derived from their service as executives and, in some cases, chief executive officers of large corporations. They also bring extensive board experience. The process undertaken by the Corporate Governance & Nominating Committee in recommending qualified director candidates is described in the Director Nominations section on page 17.
Set forth below are the names and ages of the nominees for Directors and their principal occupations at present and for the past five years, as well as their particular experience, qualifications, attributes or skills that led the Board to conclude that the person should serve as a Director for the Company. There are, to the knowledge of the Company, no agreements or understandings by which these individuals were so selected. No family relationships exist between any Directors or executive officers, as such term is defined in Item 402 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The ages of the nominees set forth below are given as of December 31, 2019.

GENERAL KEVIN P. CHILTON USAF (Ret.)
Age: 65
Director since 2018
Committee Memberships:
Organization & Compensation Committee (Chairman)

Gen. Chilton has served as president of Chilton & Associates LLC, an aerospace, cyber and nuclear consulting company, since 2011, when he retired from the U.S. Air Force after over 34 years of service completing his career as the Commander, U.S. Strategic Command, where he was responsible for the plans and operations for all U.S. forces conducting strategic nuclear deterrence, space and cyberspace operations. From 2006 to 2007, Gen. Chilton served as Commander of Air Force Space Command, where he was responsible for all Air Force space and nuclear ICBM programs. From 1998 to 2006, Gen. Chilton held a number of positions in the Department of Defense including: Commander of the 9th Reconnaissance Wing; Commander of the 8th Air Force; Deputy Director of Politico-Military Affairs, Asia-Pacific and Middle East; Deputy Director of Programs; and acting Assistant Vice Chief of Staff of the Air Force. From 1987 to 1998, he served as a National Aeronautics and Space Administration (“NASA”) Astronaut, participating in three space shuttle flights and as Deputy Program Manager for Operations for the International Space Station Program. Gen. Chilton is also a distinguished graduate of the U.S. Air Force Academy, with a Bachelor of Science degree in Engineering Science; a Columbia University Guggenheim Fellow with a Master of Science degree in Mechanical Engineering; and a distinguished graduate of the U.S. Air Force pilot training and test pilot schools. Gen. Chilton also was awarded an honorary Doctor of Laws degree from Creighton University.

Current and Former Public Company Directorships

•	CenturyLink, Inc. - Audit Committee, Risk & Security Committee (Chair)

•	Anadarko Petroleum Corporation until 2017 - Audit Committee

•	Level 3 Communications, Inc. until 2017 - Audit Committee, Classified Business and Security Committee (Chair)

•	Orbital ATK, Inc. until 2017 - Audit Committee, Markets & Technology Committee

•	Orbital Sciences Corporation until 2015 - Audit Committee, Markets & Technology

Other Service

•	Air Force Academy Falcon Foundation, Trustee

•	Pikes Peak or Bust Rodeo Foundation, Trustee

•	Cobham Advanced Electronic Solutions, Director - Compensation Committee (Chair)

•	Lawrence Livermore National Laboratories Board of Governors, Member

•	Sandia National Laboratory Board of Managers, Member

•	Air Force Academy Association of Graduates, Former Director

•	The Aerospace Corporation, Former Director

•	Shafer Corporation, Former Director

Attributes, Skills and Qualifications

•	Extensive career as a senior military officer with the United States Air Force and as a NASA Astronaut

•	Significant public company board experience

THOMAS A. CORCORAN
Age: 75
Director since 2008
Committee Memberships:
Organization & Compensation Committee
Corporate Governance & Nominating Committee (Chairman)

Mr. Corcoran has been President of Corcoran Enterprises, LLC, a management consulting company, since 2001. He also served as Senior Advisor of The Carlyle Group, a private investment firm, from 2001 to 2017. Mr. Corcoran has held a number of senior executive positions, including President and Chief Executive Officer (“CEO”) of Gemini Air Cargo, Inc. from 2001 to 2004; President and CEO of Allegheny Teledyne Incorporated from 1999 through 2000; and President and Chief Operating Officer (“COO”) of Lockheed Martin Corporation’s Electronic Systems and Space & Strategic Missiles sectors from 1993 to 1999. Mr. Corcoran was also elected a corporate officer and rose to the number two position in G.E. Aerospace as Vice President (“VP”) and General Manager of G.E. Aerospace Operations in 1990, after beginning his career with General Electric Company in 1967. Mr. Corcoran has been a director of numerous private and public companies.

Current and Former Company Directorships

•	L3Harris Technologies, Inc. - Audit Committee, Finance Committee

•	ARINC, Inc. until 2013

Other Service

•	American Ireland Fund, Director

•	Stevens Institute of Technology, Board of Trustees

•	Worcester Polytechnic Institute, Trustee Emeritus

Attributes, Skills and Qualifications

•	Considerable industry knowledge gained from extensive experience as a senior executive in the aerospace industry

•	Extensive management experience, including as CEO, in aerospace and defense industry

•	Significant public company board experience, including service as a director of a Fortune 500 company

EILEEN P. DRAKE
Age: 53
Director since 2015

Ms. Drake has served as CEO and President of the Company since June 2015. Immediately prior to these roles, she served as the Company’s COO from March 2015 to June 2015. Before joining the Company, Ms. Drake held several senior positions with United Technologies Corporation (“UTC”), a multinational manufacturing conglomerate, from 2003 to 2015, including President of Pratt & Whitney AeroPower’s auxiliary power unit and small turbojet propulsion business from 2012 to 2015. From 1996 to 2003, Ms. Drake managed production operations at both the Ford Motor Company and Visteon Corporation where she was Ford’s product line manager for steering systems and plant manager of Visteon’s fuel system operation. Ms. Drake also served on active duty for seven years as a U.S. Army aviator and airfield commander of Davison Army Airfield in Fort Belvoir, Virginia. She is a distinguished military graduate of the U.S. Army Aviation Officer School and received a Master of Business Administration from Butler University and a Bachelor of Arts from The College of New Rochelle. She also holds commercial and private pilot licenses in both fixed-wing and rotary-wing aircraft.

Current and Former Public Company Directorships

•	Woodward, Inc.

Other Service

•	Aerospace Industries Association, Board of Governors - Executive Committee & Finance Committee

•	Girl Scouts of the United States of America, National Board of Directors

Attributes, Skills and Qualifications

•	Considerable aerospace and defense industry knowledge and operational expertise

•	Public company board experience

JAMES R. HENDERSON
Age: 62
Director since 2008
Committee Memberships:
Corporate Governance & Nominating Committee
Audit Committee (Chairman)

Mr. Henderson has served as CEO of Armor Express, a private designer and manufacturer of body armor solutions, since 2018. From 2016 to 2018, Mr. Henderson served as CEO of Steel Connect, Inc. (formerly known as ModusLink Global Solutions, Inc.) (“Steel Connect”), a public supply-chain management company. From 2013 to 2014, Mr. Henderson served as Acting CEO of School Specialty, Inc., a company that provides education-related products, programs and services. Prior to these positions, Mr. Henderson served a number of roles with Steel Partners LLC, a subsidiary of Steel Partners Holdings L.P. (“SPLP”), and its affiliates from 1999 until 2011. Mr. Henderson’s positions included Managing Director and operating partner of Steel Partners LLC, and CEO, President and COO, and VP of Operations of SPLP’s predecessor entity, WebFinancial Corporation. From 2011 to 2012, Mr. Henderson served as CEO of Point Blank Enterprises, Inc., the successor business to Point Blank Solutions, Inc. (“Point Blank”), where he had previously served as CEO. On April 14, 2010, Point Blank and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware. The Chapter 11 petitions are being jointly administered under the caption “In re Point Blank Solutions, Inc., et. al.” Case No. 10-11255, which case is ongoing.

Current and Former Public Company Directorships

•	School Specialty, Inc. until 2018 (Chair)

•	Aviat Networks Inc. until 2016

•	RELM Wireless Corporation (n/k/a BK Technologies, Inc.), until 2015

•	DGT Holdings Corp. until 2011

•	Point Blank Solutions, Inc. until 2011 (Chair)

•	SL Industries, Inc. until 2010

Other Service

•	Armor Express, Director

Attributes, Skills and Qualifications

•	Extensive business experience advising and managing public companies

•	Significant public company board experience

WARREN G. LICHTENSTEIN
Age: 54
Director since 2008

Mr. Lichtenstein has served as the Company’s Executive Chairman since 2016, and previously served as the Chairman of the Board from 2013 to 2016. He has served on the boards of more than twenty public companies in his career and held a number of chairman or executive chairman titles. Mr. Lichtenstein has served as the interim CEO of Steel Connect (formerly known as ModusLink Global Solutions, Inc.) since December 2018 and previously from March 2016 until June 2016. Mr. Lichtenstein also served as Chairman of the Board of Steel Connect from March 2013 until June 2016, at which time he was appointed Executive Chairman. Mr. Lichtenstein served as Chairman and CEO of Steel Partners Holdings GP Inc., the general partner of SPLP, from 2009 to 2013, and has served as its Executive Chairman since February 2013. Mr. Lichtenstein is the founder of Steel Partners and has been associated with SPLP and its predecessors and affiliates since 1990.

Current and Former Public Company Directorships

•	Steel Connect, Inc., Executive Chairman and Interim CEO

•	Steel Partners Holdings GP Inc., Executive Chairman

•	Steel Excel Inc. (a subsidiary of SPLP), Chairman (went private in 2017)

•	Handy & Harman Ltd. (a subsidiary of SPLP) (went private in 2017)

•	SL Industries, Inc., Director (acquired by SPLP in 2016)

Other Service

•	Steel Partners Foundation, Director

•	Federal Law Enforcement Foundation, Director

Attributes, Skills and Qualifications

•	Extensive business experience in corporate finance, managing private investment funds and advising a diverse group of public companies

•	Significant public company board experience

•	Significant operation experience in manufacturing, space, defense, banking and steel business systems

GENERAL LANCE W. LORD USAF (Ret.)
Age: 73
Director since 2015
Committee Memberships:
Audit Committee
Organization & Compensation Committee

Since retiring from the U.S. Air Force in 2006 after 37 years of military service, Gen. Lord has been a Senior Associate of The Four Star Group, LLC, a private aerospace and defense advisory and consulting group, since 2008, and a Senior Associate of HF GlobalNET, LLC, a private communication network company, since 2014. In 2010, Gen. Lord founded L2 Aerospace, LLC, an innovative company to shape and influence the business competition in the dynamic and emerging commercial, civil and defense aerospace markets. While in the military, Gen. Lord held a number of significant posts, including Commander, Air Force Space Command, from 2002 to 2006, during which time he was responsible for the development, acquisition and operation of Air Force space and missile weapon systems. In that position, he led more than 39,700 personnel who provided space and intercontinental ballistic missile combat capabilities to the North American Aerospace Defense Command and U.S. Strategic Command. Gen. Lord also received several prestigious military decorations in his career, including the Distinguished Service Medal and Legion of Merit. He is also the 2014 recipient of the American Astronautical Society’s Military Astronautics Award.

Current and Former Public Company Directorships

•	Frequency Electronics Corporation - Audit Committee, Compensation Committee

Other Service

•	L2 Aerospace, LLC, Executive Chairman

•	Association of Air Force Missileers, President

•	Von’s Vision, Executive Board Member

•	Iridium Corporation, Government Advisory Board Member

•	Challenger Learning Center, Emeritus Member of Board of Advisors

•	Hypergiant Industries, Advisory Board Member

•	Marotta Controls Corporation, Director

•	Boneal Company, Director

•	Measured Risk, LLC, Advisory Board Member

Attributes, Skills and Qualifications

•	Extensive career as a senior military officer with the United States Air Force

•	Significant public company board experience

MARTIN TURCHIN
Age: 78
Director since 2008
Committee Memberships:
Audit Committee
Corporate Governance & Nominating Committee

Mr. Turchin has been a non-executive Vice Chairman of CBRE Group, Inc. (“CBRE”), the world’s largest real estate services company, since 2003. Prior to this role, Mr. Turchin held senior positions with numerous real estate firms, serving as a Vice Chairman of a subsidiary of Insignia Financial Group from 1996 to 2003; a principal and Vice Chairman of Edward S. Gordon Company from 1985 to 1996, and in various positions with Kenneth E. Laub & Company, Inc., a real estate company where he was involved in real estate acquisition, financing, leasing and consulting, from 1971 to 1985. Mr. Turchin holds a Bachelor of Science degree from City College of the University of New York and a Juris Doctor degree from St. John’s Law School.

Current and Former Public Company Directorships

•	Boston Properties, Inc. until 2019 - Audit Committee

Other Service

•	Turchin Family Charitable Foundation, Trustee

Attributes, Skills and Qualifications

•	Extensive experience and expertise in the real estate industry

•	Significant public company board experience

The Board unanimously recommends that stockholders vote FOR each of these nominees as Directors by executing and returning the proxy card or voting by one of the other ways indicated thereon. Proxies solicited by the Board will be so voted unless stockholders specify otherwise.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

Voting for Directors
The Company has no provision for cumulative voting in the election of Directors. Therefore, holders of the Company’s common stock (“Common Stock”) are entitled to cast one vote for each share held on the Record Date for each of the candidates for election. Directors are elected by a plurality of the votes cast at the Annual Meeting; however, the Board has adopted a majority vote policy. Pursuant to such policy, in an uncontested election, any nominee for Director who receives a greater number of votes “withheld” for his election than votes “for” such election (a “Majority Withheld Vote”) shall promptly tender his resignation after such election for consideration by the Corporate Governance & Nominating Committee. In determining its recommendation to the Board, the Corporate Governance & Nominating Committee will consider all factors deemed relevant by its members. These factors may include the underlying reasons why stockholders “withheld” votes for election from such Director (if ascertainable), the length of service and qualifications of the Director whose resignation has been tendered, the Director’s contributions to the Company, whether by accepting such resignation the Company will no longer be in compliance with any applicable law, rule, regulation or governing document and whether or not accepting the resignation is in the best interests of the Company and our stockholders. Within 90 days thereafter, the Board, taking into account the recommendation of the Corporate Governance & Nominating Committee and such additional information and factors that the Board believes to be relevant, must determine whether to accept or reject the resignation. The Director that tendered the resignation shall not participate in the consideration or determination of whether to accept such resignation. The Board shall disclose by press release its decision to accept or reject the resignation and, if applicable, the reasons for rejecting the resignation. If a majority of the Corporate Governance & Nominating Committee members receive a Majority Withheld Vote at the same election, then the independent Directors who did not receive a Majority Withheld Vote will appoint a committee of independent Directors to consider the resignation offers and recommend to the Board whether to accept or reject them.
Votes cast for a nominee will be counted in favor of election. Abstentions and broker non-votes will not count either in favor of, or against, election of a nominee. It is the intention of the persons named in the accompanying form of proxy to vote for the election of the Board’s nominees, unless authorization to do so is withheld. Proxies cannot be voted for a greater number of persons than the number of Directors set by the Board for election. If, prior to the Annual Meeting, a nominee becomes unable to serve as a Director for any reason, the proxy holders reserve the right to substitute another person of their choice in such nominee’s place and stead. It is not anticipated that any nominee will be unavailable for election at the Annual Meeting.

Meetings of the Board
The Board held 17 meetings during 2019. All of the Directors who served during 2019 attended at least 75% of the regularly scheduled and special meetings of the Board and Board committees on which they served and to which they were invited in 2019. All of the Board’s nominees for election at the Annual Meeting are expected to attend the Annual Meeting. All of the Directors nominated for election at the 2019 annual meeting of stockholders were present at such meeting.

Meetings of Non-Employee Directors
Non-employee Directors (consisting of all Directors other than Mr. Lichtenstein and Ms. Drake), all of whom are independent, meet in executive session as part of each regularly scheduled Board meeting. The presiding Director position at each such executive session is rotated in alphabetical order among the non-employee Directors.

Board Leadership Structure
The Company’s Certificate of Incorporation, Bylaws and corporate governance guidelines provide the Board flexibility to choose the most suitable leadership structure. At least annually, as part of the Board’s self-evaluation process, the Board evaluates the Company’s leadership structure to confirm that it provides the optimal structure for the Company and its stockholders.
In February 2007, the Board made a decision to separate the positions of Chairman of the Board from CEO and President. Prior to February 2007, the position of Chairman of the Board and the position of CEO and President were historically held by the same person.
In June 2016, the Board decided to create an Executive Chairman of the Board (“Executive Chairman”) role. Currently, Warren Lichtenstein is our Executive Chairman and Eileen Drake is our CEO and President. We believe this structure is the most advantageous for the Company at this time as Mr. Lichtenstein’s financial acumen, knowledge of the Company and business contacts are valuable as an executive in a management capacity and complement Ms. Drake’s considerable operational experience in the aerospace and defense industry.
Pursuant to the Company’s corporate governance guidelines, the duties of the Executive Chairman include, among other things, supporting the CEO and President in implementing and executing Company strategy.
Besides Mr. Lichtenstein and Ms. Drake, all of the Company’s Directors are independent, including the chair and all members of each of the Company’s Audit Committee, Corporate Governance & Nominating Committee and Organization & Compensation Committee. While the Board has not formally appointed a lead independent Director, the Board believes that the current composition of the Board and the functioning of the independent Directors effectively maintain oversight of the Company’s management. However, the Board recognizes that there is no single, generally accepted approach to providing corporate leadership, and the Company’s leadership structure may change in the future as circumstances warrant.

Board Role in Risk Oversight
Management has the primary responsibility for identifying and managing the risks facing the Company, subject to the oversight of the Board. The Board strives to effectively oversee the Company’s enterprise-wide risk management in a way that balances managing risks while enhancing the long-term value of the Company for the benefit of stockholders. The Board understands that its focus on effective risk oversight is critical to setting the Company’s tone and culture towards effective risk management.
To administer its oversight function, the Board seeks to understand the Company’s risk philosophy by having discussions with management to establish a mutual understanding of the Company’s overall appetite for risk. The Company’s Board maintains an active dialogue with management about existing risk management processes and how management identifies, assesses and manages the Company’s most significant risk exposures. The Company’s Board receives frequent updates from management about the Company’s most significant risks so as to enable it to evaluate whether management is responding appropriately.
The Board relies on each of its committees to help oversee the risk management responsibilities relating to the functions performed by such committees.

•
The Audit Committee periodically reviews and discusses with management the Company’s guidelines and policies with respect to the process by which the Company undertakes risk assessment and risk management including discussion of the Company’s major financial and compliance risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee also reviews and assists the Board in overseeing the Company’s compliance with legal and regulatory requirements, including the effectiveness of the Company’s corporate Ethics and Compliance Program.

•	The Organization & Compensation Committee helps the Board identify the Company’s exposure to any risks potentially created by our compensation programs and practices.

•
The Corporate Governance & Nominating Committee periodically reviews and advises the Board regarding significant matters of public policy, including proposed actions by foreign and domestic governments that may significantly affect the Company.

Each of these committees is required to regularly report on its actions and to make recommendations to the Board, including recommendations to assist the Board with its overall risk oversight function. The Board retains oversight responsibility for all subject matters not specifically assigned to a committee, including risks presented by the Company’s business strategy, competition, regulation, general industry trends and capital structure.
The Organization & Compensation Committee believes that the Company’s compensation policies and practices are structured to discourage inappropriate risk taking by our executives and that none of the Company’s compensation policies and practices are reasonably likely to have a material adverse effect on the Company. The Company believes that its compensation plans effectively balance risk and reward and are generally uniform in design and operation throughout the Company.

Determination of Independence of Directors
The Board has determined that to be considered independent, a Director may not have a direct or indirect material relationship with the Company. A material relationship is one which impairs or inhibits, or has the potential to impair or inhibit, a Director’s exercise of critical and disinterested judgment on behalf of the Company and its stockholders.
In making its assessment of independence, the Board:

•
Considers any and all material relationships not merely from the standpoint of the Director, but also from that of persons or organizations with which the Director has or has had an affiliation, or those relationships which may be material, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others;

•	The Board also considers whether a Director was an employee of the Company within the last three years;

•
The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent” Director, including those set forth in pertinent listing standards of the New York Stock Exchange (“NYSE”) as in effect from time to time.

The NYSE’s listing standards require that all listed companies have a majority of independent directors. For a director to be “independent” under the NYSE listing standards, the board of directors of a listed company must affirmatively determine that the director has no material relationship with the company, or its subsidiaries or affiliates, either directly or as a partner, stockholder or officer of an organization that has a relationship with the company or its subsidiaries or affiliates. In accordance with the NYSE listing standards, the Board has affirmatively determined that each of the Board’s current Directors and nominees for Director, other than Mr. Lichtenstein and Ms. Drake, have no material relationships with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company and are “independent” under the NYSE listing standards. In addition, during his term of service, former Director Merrill A. McPeak was determined to be “independent” under the NYSE listing standards.

Board Committees
The Board maintains three standing committees: the Audit Committee; the Corporate Governance & Nominating Committee; and the Organization & Compensation Committee. Assignments to, and chairs of, the standing committees are recommended by the Corporate Governance & Nominating Committee and approved by the Board. All committees report on their activities to the Board. Each standing committee operates under a charter approved by the Board. The charters for each of the standing committees are posted on the Company’s website at www.AerojetRocketdyne.com and are available in print to any stockholder or interested party who sends a written request to Secretary, Aerojet Rocketdyne Holdings, Inc., 222 N. Pacific Coast Highway, Suite 500, El Segundo, California 90245.
The following table provides the membership of each standing committee of the Board in 2019:

Name	Audit	Corporate Governance & Nominating	Organization & Compensation
Kevin P. Chilton			C
Thomas A. Corcoran		C	M
James R. Henderson	C	M
Lance W. Lord	M		M
Martin Turchin	M	M
M = Committee Member C = Committee Chairman

Following are the descriptions of each of the three standing committees and the number of meetings held by each in 2019:

Audit Committee	Number of meetings in 2019: 6
Roles and Responsibilities

•	reviews and evaluates the scope of the audits to be performed by, the adequacy of services performed by, and the fees and compensation of, the independent auditors;

•
reviews the Company’s disclosure of the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and annual audited and quarterly financial statements with management and with the Company’s independent auditors and recommends to the Board to include the financial statements in the Company’s Annual Reports on Form 10-K or the Company’s Quarterly Reports on Form 10-Q, as applicable;

•	approves in advance all audit and permitted non-audit services to be provided by the independent auditors;

•	reviews and considers matters that may have a bearing upon continuing audit or independence; prepares the report of the Audit Committee to be included in the Company’s Proxy Statement;

•	appoints and terminates the independent auditors of the Company;

•	reviews and evaluates the scope and appropriateness of the Company’s internal audit function, internal audit plans and system of internal controls;

•	reviews and evaluates with management and independent auditors their judgment about the Company’s selection or application of accounting principles, practices and financial reporting;

•	receives periodic reports from management, legal counsel, the Company’s corporate Ethics and Compliance Office and third parties as determined by the Committee; and

•	reviews and oversees the Company’s compliance with legal and regulatory requirements, including the effectiveness of the Company’s corporate Ethics and Compliance Program.
The Audit Committee is a separately designated standing committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Board has determined that each member of the Audit Committee meets all applicable independence and financial literacy requirements under the NYSE listing standards. The Board has also determined that Mr. Henderson is an “audit committee financial expert” under the applicable rules promulgated pursuant to the Exchange Act.

Corporate Governance & Nominating Committee	Number of meetings in 2019: 3
Roles and Responsibilities

•
periodically reviews and makes recommendations to the Board concerning the criteria for selection and retention of Directors, the composition of the Board (including the Chairman of the Board), the structure and function of Board committees and the retirement policy of Directors;

•
assists in identifying, screening and recommending to the Board qualified candidates to serve as Directors of the Company and considers and makes recommendations to the Board concerning Director nominations submitted by stockholders;

•	periodically reviews and advises the Board regarding significant matters of public policy, including proposed actions by foreign and domestic governments that may significantly affect the Company; and

•	reviews and advises the Board regarding adoption or amendment of major Company policies and programs relating to matters of public policy.
The Board has determined that each member of the Corporate Governance & Nominating Committee meets all applicable independence requirements under the NYSE listing standards.

Organization & Compensation Committee	Number of meetings in 2019: 11
Roles and Responsibilities

•	reviews and approves the total compensation of the CEO and President and the Executive Chairman;

•
administers the Company’s deferred compensation plan, the Aerojet Rocketdyne 2019 Equity and Performance Incentive Plan (the “2019 Incentive Plan”) and the Aerojet Rocketdyne 2018 Equity and Performance Incentive Plan (the “2018 Incentive Plan”);

•
periodically reviews the organization of the Company and its management, including major changes in the organization of the Company and the responsibility of management as proposed by the CEO and President;

•	monitors executive development and succession planning;

•	reviews the effectiveness and performance of senior management, and reviews and makes recommendations to the Board concerning the appointment and removal of officers;

•	periodically reviews the compensation philosophy, policies and practices of the Company and makes recommendations to the Board concerning proposed major changes, as appropriate;

•	annually reviews changes in the Company’s employee benefit, savings and retirement plans and reports thereon to the Board;

•
approves, and in some cases recommends to the Board for approval, the compensation of executive officers of the Company, although the Organization & Compensation Committee delegates to the CEO and President the right to establish the salaries and annual incentive compensation of the other officers of the Company; and

•	periodically reviews and makes recommendations to the Board regarding the compensation and benefits for Directors.
The Board has determined that each member of the Organization & Compensation Committee meets all applicable independence requirements under the NYSE and the Securities and Exchange Commission (the “SEC”) listing standards. In making its determination, the Board considered all factors specifically relevant to determining whether a Director has a relationship to the Company which is material to that Director’s ability to be independent from management in connection with the duties of an Organization & Compensation Committee member, including but not limited to, (i) the source of the Director’s compensation, including any consulting, advisory or other compensatory fees paid by the Company; and (ii) whether the Director has an affiliate relationship with the Company.
From time to time, the Board forms special committees to address specific matters.

Director Nominations
The Corporate Governance & Nominating Committee identifies potential Director candidates through a variety of means, including recommendations from members of the Corporate Governance & Nominating Committee, the Board, management and stockholders. The Corporate Governance & Nominating Committee also may retain the services of a consultant to assist in identifying candidates. The Corporate Governance & Nominating Committee will consider nominations submitted by stockholders. A stockholder who would like to recommend a nominee should write to the Chairman of the Corporate Governance & Nominating Committee, c/o Secretary, Aerojet Rocketdyne Holdings, Inc., 222 N. Pacific Coast Highway, Suite 500, El Segundo, California 90245. Any such recommendation must meet all of the requirements contained in the Bylaws and include (i) all information relating to the person that is required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, pursuant to Section 14(a) of the Exchange Act; and (ii) the candidate’s signed consent to be named in the Proxy Statement as a nominee and to serve as a Director if elected.
Such nominations must be received by the Chairman of the Corporate Governance & Nominating Committee no later than the close of business on February 5, 2021, nor earlier than the close of business on January 6, 2021.

The Company’s Bylaws contain advance notice provisions that a stockholder must follow if he, she or it intends to make a director nomination before a meeting of stockholders. These advance notice provisions provide, among other things that:

•
for an annual meeting of stockholders, written notice of a stockholder’s intention to make business proposals or nominate persons for election to the Board must be delivered to the Company not later than the ninetieth (90th) day or earlier than the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting. If an annual meeting of stockholders is held more than thirty (30) days before or more than seventy (70) days after the first anniversary of the preceding year’s annual meeting, notice by the stockholder must be delivered (i) not earlier than one hundred twenty (120) days prior to such annual meeting; and (ii) not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the annual meeting; and

•
if the Company has called a special meeting for the purpose of electing one or more directors to the Board, written notice of a stockholder’s intention to nominate persons for election to the Board before such special meeting must be delivered to the Company (i) not earlier than the one hundred twentieth (120th) day; and (ii) not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

The Corporate Governance & Nominating Committee seeks to create a Board that is, as a whole, strong in its collective knowledge and diversity of skills and experience and background with respect to accounting and finance, management and leadership, business judgment, industry knowledge and corporate governance. Although the Corporate Governance & Nominating Committee does not have a formal diversity policy relating to the identification and evaluation of nominees, the Corporate Governance & Nominating Committee, in addition to reviewing a candidate’s qualifications and experience in light of the needs of the Board and the Company at that time, reviews candidates in the context of the current composition of the Board and the evolving needs of the Company’s businesses. The Board assesses its effectiveness in this regard during its annual Board evaluation process.

Communications with Directors
Stockholders and other interested parties may communicate with the Board or individual Directors by mail addressed to: Chairman of the Corporate Governance & Nominating Committee, c/o Secretary, Aerojet Rocketdyne Holdings, Inc., 222 N. Pacific Coast Highway, Suite 500, El Segundo, California 90245. The Secretary may initially review communications to the Board or individual Directors and transmit a summary to the Board or individual Directors, but has discretion to exclude from transmittal any communications that are, in the reasonable judgment of the Secretary, inappropriate for submission to the intended recipient(s). Examples of communications that would be considered inappropriate for submission to the Board or a Director include, without limitation, customer complaints, solicitations, commercial advertisements, communications that do not relate directly or indirectly to the Company’s business or communications that relate to improper or irrelevant topics.

Compensation Committee Interlocks and Insider Participation
The Organization & Compensation Committee is composed entirely of non-employee independent Directors. As of December 31, 2019, the members of the Organization & Compensation Committee included Kevin P. Chilton (Chairman), Thomas A. Corcoran and Lance W. Lord. All non-employee independent Directors on the Organization & Compensation Committee participate in decisions regarding the compensation of the CEO and President. None of the Company’s executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of the Company’s Organization & Compensation Committee. In addition, none of the Company’s executive officers serve as a member of the Organization & Compensation Committee of any entity that has one or more of its executive officers serving as a member of the Company’s Board.

DIRECTOR COMPENSATION
The compensation of the Company’s non-employee Directors is determined by the Board upon the recommendations made by the Organization & Compensation Committee. The Director compensation program for non-employee Directors was updated by the Company after evaluation of the recommendations by Korn Ferry (formerly “Korn Ferry Hay Group”), the company that was retained by the Organization & Compensation Committee as outside consultants to assess the overall compensation structure for its non-employee Directors. Specifically, the Organization & Compensation Committee requested that Korn Ferry measure the Company’s Director compensation (in total and by pay component) against similarly sized U.S. companies in the aerospace and defense industry based on information disclosed in recent SEC filings, and in the broader general industry, using both proprietary compensation surveys and its knowledge of industry practices. Director pay was benchmarked at the median level and Korn Ferry recommended and the Organization & Compensation Committee approved certain changes to the Director compensation program for non-employee Directors to maintain competitiveness and aid in director recruitment. These changes were effective beginning November 15, 2017. The Director compensation program is more fully described below.

Director Compensation Components
Annual Retainer Fees and Stock Awards
Annual fees and awards under our Director compensation program for non-employee Directors are summarized below:

Component	Annual Amount ($)
Annual retainer	$70,000
Members of each of the Corporate Governance & Nominating Committee, and the Organization & Compensation Committee	7,500
Chairmen of the Corporate Governance & Nominating Committee, and the Organization & Compensation Committee*	10,000
Members of the Audit Committee	10,000
Chairman of the Audit Committee*	15,000
Members of a long-term special committee	5,000
Members of a limited purpose special committee	3,250
Annual award of restricted stock	100,000
* Committee chairmen also receive the committee membership retainer.
Non-employee Directors are given a choice to receive all such Director fees in cash or to receive all or a portion, but no less than 50%, of such fees in the form of fully vested Company Common Stock, calculated based on the closing price of the Common Stock as reported in the NYSE Composite Transactions (or if such information in such source is unavailable, a source providing similar information selected by the Company) as of the applicable Director pay date, pursuant to the 2019 Incentive Plan. If a non-employee Director elects for any year to receive all or a portion of such fees in the form of fully vested Common Stock, an additional grant of restricted shares of Common Stock will be given equal in value to 50% of the amount of fees paid in fully vested Common Stock vesting on the earlier of the Director’s retirement from service from the Board or one year from the date of grant. Non-employee Directors and the Executive Chairman also have a choice to defer all or a portion of fully vested and restricted shares of Common Stock. Distribution of deferred stock can be made in a single payment or at least two but no more than 10 annual installments, with a choice to begin distribution 30 days following retirement from the Board, on a date specified by the participant, or upon attainment of an age specified by the participating Director.
In May 2019, each non-employee Director received $100,000 worth of equity compensation pursuant to the 2019 Incentive Plan. This grant consisted of 2,748 restricted shares of Common Stock for each non-employee Director. These awards vest in 50% increments on the six-month and twelve-month anniversaries of the grant date. All restricted shares of Common Stock may be voted, but ownership may not transfer until such shares are vested. Unless otherwise approved by the Board, unvested shares will be forfeited in the event of a voluntary resignation or refusal to stand for re-election.

Non-employee Directors also receive 500 shares of restricted stock upon their initial election to the Board.
Other
The Aerojet Rocketdyne Foundation matches employee and Director gifts to accredited, non-profit colleges, universities, secondary and elementary public or private schools located in the United States. Gifts made are matched dollar for dollar up to $1,000 per calendar year.
Non-employee Directors may also elect to participate in the same health benefits programs at the same cost as offered to all of the Company’s employees. The Company also reimburses Directors for reasonable travel and other expenses incurred in attending Board and Committee meetings.
Equity Ownership Guidelines for Non-Employee Directors
Pursuant to the equity ownership guidelines of the Board, non-employee Directors are required to own equity in the Company in an amount equal to or greater than five times their annual retainer. In calculating the amount of equity owned by a Director, the Board looks at the value of Common Stock owned by such Director (restricted stock and stock owned outright), the value of any phantom stock owned by such Director as part of the Deferred Compensation Plan for Non-Employee Directors, if any and the value of any vested “in the money” options or SARs (i.e. market value of Company stock in excess of the strike price for the stock option or SAR). Directors have five years from the date of their election to the Board to meet the thresholds set forth in these equity ownership guidelines. The Board routinely reviews these guidelines and considers adjustments when appropriate, including adjustments for material fluctuations in the Company’s stock price.
As of December 31, 2019, all of the non-employee Directors held equity in the Company with a market value greater than required by the guidelines in place at the time. The following table shows the status of equity ownership for each non-employee Director as of December 31, 2019.

Name	Value of Equity Ownership*	Date of Election	Years as a Director
Kevin P. Chilton	$404,365	10/30/2018	1.2
Thomas A. Corcoran	4,839,595	09/24/2008	11.3
James R. Henderson	5,454,361	03/05/2008	11.8
Lance W. Lord	1,457,193	02/02/2015	4.9
Martin Turchin	5,663,616	03/05/2008	11.8
* Value is based on the stock price on December 31, 2019, of $45.66.

2019 DIRECTOR COMPENSATION TABLE
The following table sets forth information regarding compensation earned or paid to each non-employee Director who served on the Board in 2019. Employee Directors are not compensated for services as a Director.

Name	Fees Earned or Paid ($)(1)		Stock Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
Kevin P. Chilton	$87,395		$143,659	$1,000	$232,054
Thomas A. Corcoran	94,891		147,407	—	242,298
James R. Henderson	108,692		154,326	—	263,018
Lance W. Lord	87,409		121,810	—	209,219
Merrill A. McPeak	17,478		26,587	—	44,065
Martin Turchin	102,397	(4)	151,136	—	253,533

(1)
The amounts reported in this column for each non-employee Director reflect the dollar amount of the Board and Committee fees paid in 2019. Non-employee Directors have a choice to receive all or a portion of their Director fees in fully vested Common Stock of the Company, in which the number of shares is determined by the closing price of the Common Stock as of the applicable pay date. If a Director elects to receive fees in Common Stock, an additional grant of restricted shares of Common Stock are given in an amount equal in value to 50% of the amount of fees paid in fully vested Common Stock. This additional grant is reported in the “Stock Awards” column. Non-employee Directors and the Executive Chairman also have a choice to defer all or a portion of fully vested and restricted shares of Common Stock. Distribution of deferred stock can be made in a single payment or at least two but no more than 10 annual installments, with a choice to begin distribution 30 days following retirement from the Board, on a date specified by the participant, or upon attainment of an age specified by the participating Director. The following table shows Director fees that were paid in fully vested Common Stock in 2019.

Name	Grant Date	Fully Vested Stock Awards (#)	Grant Date Fair Value ($)
Kevin P. Chilton	02/15/2019	435	$17,478
	05/15/2019	961	34,971
	08/15/2019	360	17,478
	11/15/2019	396	17,468
	Total	2,152	87,395
Thomas A. Corcoran	02/15/2019	435	17,478
	05/15/2019	1,167	42,467
	08/15/2019	360	17,478
	11/15/2019	396	17,468
	Total	2,358	94,891
James R. Henderson	02/15/2019	591	23,746
	05/15/2019	1,374	50,000
	08/15/2019	360	17,478
	11/15/2019	396	17,468
	Total	2,721	108,692
Lance W. Lord	02/15/2019	217	8,719
	05/15/2019	480	17,467
	08/15/2019	180	8,739
	11/15/2019	198	8,734
	Total	1,075	43,659
Merrill A. McPeak	02/15/2019	435	17,478
	Total	435	17,478
Martin Turchin	02/15/2019	435	17,478
	05/15/2019	961	34,971
	08/15/2019	669	32,480
	11/15/2019	396	17,468
	Total	2,461	102,397

(2)
The amounts reported in these columns for each non-employee Director reflect the grant date fair value of stock awards in 2019. A description of these awards can be found under the section entitled Long-Term Equity Incentive Awards on page 36. A discussion of the assumptions used in calculating these values may be found in Note 10(d) in the audited financial statements in the Company’s 2019 Annual Report. The following table shows each grant of restricted shares of Common Stock granted during 2019 to each non-employee Director who served as a Director in 2019, and the aggregate grant date fair value for each award.

Name	Grant Date	Stock Awards (#)		Grant Date Fair Value ($)
Kevin P. Chilton	02/15/2019	217	(A)	$8,719
	05/15/2019	2,748	(B)	100,000
	05/15/2019	480	(A)	17,467
	08/15/2019	180	(A)	8,739
	11/15/2019	198	(A)	8,734
	Total	3,823		143,659
Thomas A. Corcoran	02/15/2019	217	(A)	8,719
	05/15/2019	2,748	(B)	100,000
	05/15/2019	583	(A)	21,215
	08/15/2019	180	(A)	8,739
	11/15/2019	198	(A)	8,734
	Total	3,926		147,407
James R. Henderson	02/15/2019	295	(A)	11,853
	05/15/2019	2,748	(B)	100,000
	05/15/2019	687	(A)	25,000
	08/15/2019	180	(A)	8,739
	11/15/2019	198	(A)	8,734
	Total	4,108		154,326
Lance W. Lord	02/15/2019	108	(A)	4,339
	05/15/2019	2,748	(B)	100,000
	05/15/2019	240	(A)	8,734
	08/15/2019	[90]	(A)	4,370
	11/15/2019	[99]	(A)	4,367
	Total	3,285		121,810
Merrill A. McPeak	02/15/2019	217	(A)	8,719
	05/08/2019			17,868	(C)
	Total	217		26,587
Martin Turchin	02/15/2019	217	(A)	8,719
	05/15/2019	2,748	(B)	100,000
	05/15/2019	480	(A)	17,467
	08/15/2019	334	(A)	16,216
	11/15/2019	198	(A)	8,734
	Total	3,977		151,136

(A)	These shares vest on the earlier of the Director’s retirement from the Board or the one year anniversary of the grant date.

(B)	These equity awards vest in 50% increments on the six-month and twelve-month anniversaries of the grant date.

(C)
The value presented here represents the incremental fair value of a modification to accelerate the vesting of 50% of an award granted May 15, 2018. The original vesting date was May 15, 2019, and it was modified to accelerate the vesting to May 08, 2019.

(3)	The following table shows the amount of unvested stock awards and outstanding and unexercised SARs awards as of December 31, 2019, for each non-employee Director who served as a Director in 2019.

Name	Unvested Stock Awards	Outstanding and Unexercised SARs and Stock Options
Kevin P. Chilton	2,949	—
Thomas A. Corcoran	2,552	—
James R. Henderson	2,734	—
Lance W. Lord	1,911	—
Merrill A. McPeak	—	—
Martin Turchin	2,603	7,355

(4)
This amount includes $15,000 as annual director compensation for Mr. Turchin’s continued advisory services to Easton Development Company, LLC and its related transactions on behalf of the Company’s Board of Directors, which amount is reviewed and approved annually.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Security Ownership of Certain Beneficial Owners
The following table presents beneficial owners of more than 5% of the 78,541,844 shares of the Common Stock outstanding as of March 12, 2020, based on reports on Schedule 13D and Schedule 13G filed with the SEC on or prior to March 12, 2020.

Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	11,987,987	(1)	15.3%
GAMCO Investors, Inc. One Corporate Center, Rye, NY 10580	7,294,842	(2)	9.3%
The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	8,594,340	(3)	10.9%
T. Rowe Price Associates, Inc. 100 E. Pratt Street, Baltimore, MD 21202	6,427,418	(4)	8.2%
Steel Partners Holdings L.P. 590 Madison Avenue, 32nd Floor, New York, NY 10022	4,180,997	(5)	5.3%

(1)
BlackRock, Inc. reported sole voting power with respect to 11,847,168 shares and sole dispositive power with respect to 11,987,987 shares. The foregoing information is according to Amendment No. 10 to a Schedule 13G dated February 3, 2020, and filed with the SEC on February 4, 2020.

(2)
Includes shares beneficially owned by Mario J. Gabelli and various affiliated entities, including Gabelli Funds, LLC, GAMCO Asset Management Inc., Teton Advisors, Inc., GGCP, Inc., GAMCO Investors, Inc. and Associated Capital Group, Inc. Gabelli Funds, LLC reported sole voting power and sole dispositive power with respect to 2,539,618 shares. GAMCO Asset Management Inc. reported sole voting power with respect to 3,378,108 shares and sole dispositive power with respect to 3,640,108 shares. Teton Advisors, Inc. reported sole voting power and sole dispositive power with respect to 1,109,516 shares. GGCP, Inc. reported sole voting power and sole dispositive power with respect to 5,600 shares. GAMCO Investors, Inc., Associated Capital Group, Inc. and Mario J. Gabelli each reported sole voting power and sole dispositive power with respect to 0 shares. All of the foregoing information is according to Amendment No. 55 to a Schedule 13D dated November 8, 2019, and filed with the SEC on November 8, 2019, and is inclusive of an aggregate amount of 144,233 shares issuable upon the conversion of the Company’s 2.25% Convertible Senior Notes held by the reporting entities.

(3)
The Vanguard Group reported sole voting power with respect to 128,799 shares, shared voting power with respect to 10,948 shares, sole dispositive power with respect to 8,463,530 shares, and shared dispositive power with respect to 130,810 shares. The foregoing information is according to Amendment No. 2 to a Schedule 13G dated February 10, 2020, and filed with the SEC on February 12, 2020.

(4)
T. Rowe Price Associates, Inc. reported sole voting power with respect to 1,501,221 shares and sole dispositive power with respect to the 6,427,418 shares. The foregoing information is according to Amendment No. 2 to a Schedule 13G dated February 14, 2020, and filed with the SEC on February 14, 2020.

(5)
Consists of shares owned directly by Steel Excel. SPH Group Holdings LLC (“SPHG Holdings”) owns 100% of the outstanding shares of common stock of Steel Excel. SPLP owns 99% of the membership interests of SPH Group LLC (“SPHG”). SPHG is the sole member of SPHG Holdings. Steel Partners Holdings GP Inc. (“Steel Partners GP”) is the general partner of SPLP, the managing member of SPHG and the manager of SPHG Holdings. By virtue of these relationships, each of SPLP, SPHG and Steel Holdings GP may be deemed to beneficially own the shares owned directly by Steel Excel. Each of the foregoing may be deemed to have shared voting and dispositive power with respect to such shares. All of the foregoing information is according to Amendment No. 24 to a Schedule 13D dated December 26, 2017, and filed with the SEC on December 26, 2017.

Security Ownership of Officers and Directors
The following table lists share ownership of Common Stock by the Company’s current Directors, nominees and executive officers, as well as the number of shares beneficially owned by all of the current Directors and executive officers as a group. Unless otherwise indicated, share ownership is direct. Amounts owned reflect ownership as of March 12, 2020.

Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class
Non-Employee Directors and the Executive Chairman
Kevin P. Chilton(3)	9,345	*
Thomas A. Corcoran(4)	106,481	*
James R. Henderson(5)	119,945	*
Warren G. Lichtenstein(6)	839,046	1.1%
Lance W. Lord(7)	32,158	*
Martin Turchin(8)	114,304	*
Executive Officers
Eileen P. Drake(9)	418,778	*
Mark A. Tucker	135,327	*
Paul R. Lundstrom	110,160	*
John D. Schumacher(10)	103,981	*
All Current Directors and Executive Officers as a group (10 persons)	1,989,525	2.5%
* Less than 1.0%

(1)
Includes restricted shares granted under the 1999 Equity and Performance Incentive Plan, the 2009 Equity and Performance Incentive Plan, the 2018 Incentive Plan, the 2019 Incentive Plan and shares owned outright.

(2)
Includes shares issuable upon the exercise of stock options that may be exercised within 60 days after March 12, 2020, as follows: Mr. Lichtenstein — 243,546; Ms. Drake — 17,848; Mr. Schumacher — 11,610 , and all current Directors and executive officers as a group — 273,004 shares.

(3)	These shares are held in the name of the Rabbi Trust.

(4)	Includes 103,440 shares held in the Thomas A. Corcoran TTEE U/A DTD 07/16/2001.

(5)	Includes 71,838 shares held in the name of the Rabbi Trust.

(6)
Includes 515,089 shares held in the name of the Rabbi Trust and 60,546 shares held through Steel Partners, Ltd. (“SPL”). Mr. Lichtenstein, as the CEO and sole director of SPL, may be deemed to beneficially own the shares of Common Stock owned directly by SPL. Mr. Lichtenstein disclaims beneficial ownership of such shares owned by SPL except to the extent of his pecuniary interest therein.

(7)	These shares are held in the name of the Rabbi Trust.

(8)
Includes 15,610 shares held in the name of the Rabbi Trust, 7,500 shares held in the name of Martin Turchin IRA Rollover, 3,000 shares held in the name of Peter Turchin Trust, 1,000 shares held in the name of Coulter Turchin Trust and 1,000 shares held in the name of Tyler Turchin Trust.

(9)	Includes 119,231 shares held in the EPD 2018 Trust dated August 7, 2018.

(10)	Includes shares credited in the Aerojet Rocketdyne Retirement Savings Plan as of March 12, 2020.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s Directors and certain officers and persons who own more than 10% of the outstanding Common Stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. The SEC also requires such persons to furnish the Company with copies of the Forms 3, 4 and 5 they file. Based solely on our review of the copies of such forms that the Company has received, the Company believes that all of its Directors, executive officers and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions during 2019.

Code of Ethics and Corporate Governance Guidelines
The Company has adopted a code of ethics known as the Aerojet Rocketdyne Code of Conduct Manual that applies to the Company’s employees including the principal executive officer and principal financial officer, as well as Directors. Amendments to the Aerojet Rocketdyne Code of Conduct Manual and any grant of a waiver from the provision of the Aerojet Rocketdyne Code of Conduct Manual requiring disclosure under applicable SEC rules will be disclosed on the Company’s website at www.AerojetRocketdyne.com within four business days following the amendment or waiver. Copies of the Aerojet Rocketdyne Code of Conduct Manual and the Company’s Corporate Governance Guidelines are also available on the Company’s website at www.AerojetRocketdyne.com/corporate-governance (copies are available in print to any stockholder or other interested person who sends a written request to Secretary, Aerojet Rocketdyne Holdings, Inc., 222 N. Pacific Coast Highway, Suite 500, El Segundo, California 90245).

Related Person Transaction Policy
The Company has a written policy for the review of transactions in which the Company is a participant, the amount exceeds $120,000, and in which the Company’s 5% or more stockholders, or any of the Company’s Directors or executive officers, or their immediate family members, had a direct or indirect material interest (a “Related Party Transaction”). Pursuant to such policy, any Related Party Transaction must be in the best interest of the Company and its stockholders and upon terms no less favorable to the Company than if such Related Party Transaction was with an unaffiliated third party. The Company’s Audit Committee is responsible for approving any such Related Party Transactions and the Company’s General Counsel and Corporate Secretary is responsible for maintaining a list of all existing Related Party Transactions.
Warren G. Lichtenstein, the Executive Chairman of the Company is also the Executive Chairman of SPLP and the CEO of Steel Partners Ltd. (“SPL”). The Company received services of $1.1 million for 2019 and $0.6 million in 2018 from SPLP and SPL, which primarily included administrative services and the use of an aircraft for business travel. As of December 31, 2019 and 2018, the Company had liabilities due to such entities of $0.1 million and $0.4 million, respectively.
Lucas-Milhaupt, Inc., an indirect wholly-owned subsidiary of SPLP, sold $0.3 million in raw materials to the Company for the manufacture of its products in both 2019 and 2018.
GAMCO Investors, Inc. (“GAMCO”) owned 9% and 10% of the Company’s Common Stock at December 31, 2019 and 2018, respectively. The Company received services of $1.0 million and $1.7 million in 2019 and 2018, respectively from GAMCO for investment management fees of the Company’s defined benefit pension plan assets.
BlackRock, Inc. (“BlackRock”) owned 15% and 16% of the Company’s Common Stock at December 31, 2019 and 2018, respectively. The Company invests in money market funds managed by BlackRock.
The Vanguard Group, Inc. (“Vanguard”) owned 11% and 10% of the Company’s Common Stock at December 31, 2019 and 2018, respectively. Certain of the investment alternatives offered through the Company’s 401(k) savings plan include funds managed by Vanguard.

AUDIT COMMITTEE REPORT
The Audit Committee assists the Board in its general oversight of the Company’s financial reporting processes. The Audit Committee Charter describes in greater detail the full responsibilities of the Audit Committee. During each year, the Audit Committee reviews the Company's consolidated financial statements, internal control over financial reporting, audit matters and reports from management. In connection with these reviews, the Audit Committee meets with management and the independent public accountants (PricewaterhouseCoopers LLP (“PwC”)) at least once each quarter. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. These meetings include, whenever appropriate, executive sessions in which the Audit Committee meets separately with the independent public accountants, internal auditors, management personnel and legal counsel.
As part of its review of audit matters, the Audit Committee supervises the relationship between the Company and its independent public accountants, including: having direct responsibility for their appointment, compensation and retention; reviewing the nature and type of their services; approving their audit and non-audit services; reviewing the plan for and results of the annual integrated audit and quarterly reviews of the Company's consolidated financial statements; and confirming their independence. The Audit Committee has evaluated PwC's qualifications, performance and independence, including that of the lead audit partner. The Audit Committee and senior financial management determine the selection of the lead audit partner, working with PwC. As part of the engagement process, the Audit Committee considers whether to rotate the independent public accountants. Although the Audit Committee has the sole authority to appoint the independent public accountants, the Audit Committee will continue its longstanding practice of recommending that the Board ask the stockholders to ratify the appointment of the independent public accountants at the Annual Meeting.
In addition, the Audit Committee reviews key initiatives and programs aimed at maintaining the effectiveness of the Company's internal control over financial reporting. Together with senior members of the Company's management team, the Audit Committee reviews the plans of the internal auditors, the results of internal audit examinations and evaluations by management and the Company's independent public accountants of the Company's internal control over financial reporting and the quality of the Company's financial reporting. As part of this process, the Audit Committee monitors the scope and adequacy of the Company's internal auditing program, including reviewing internal audit department staffing levels and steps taken to maintain the effectiveness of internal procedures and controls.
In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews and discusses the quarterly unaudited and annual audited consolidated financial statements with management, the internal auditors and the independent public accountants prior to their issuance. In its oversight role, the Audit Committee relies on the work and assurances of the Company's management, which is responsible for establishing and maintaining adequate internal control over financial reporting, preparing the consolidated financial statements and other reports and maintaining policies relating to legal and regulatory compliance, ethics and conflicts of interest. PwC is responsible for performing an independent audit of the annual consolidated financial statements and expressing an opinion on the conformity of those consolidated financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of the Company's internal control over financial reporting.
The Audit Committee has reviewed with the independent public accountants the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” including a discussion with management and the independent public accountants about the quality (and not merely the acceptability) of the Company's accounting principles, the reasonableness of significant estimates, judgments and the transparency of disclosures in the Company's consolidated financial statements. In addition, the Audit Committee reviewed and discussed with PwC matters related to its independence, including a review of audit and non-audit fees and the written disclosures in the letters from PwC to the Committee required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent public accountant's communication with the Audit Committee concerning independence. The Audit Committee concluded that PwC is independent from the Company and its management.
The Audit Committee met six times during 2019.
In reliance on the reviews and discussions referred to in the foregoing paragraphs, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements be included in the 2019

Annual Report for filing with the SEC. The Audit Committee appointed PwC as the Company’s independent registered public accounting firm for 2020.
Submitted by the Audit Committee,
James R. Henderson, Chairman
Lance W. Lord
Martin Turchin
February 24, 2020

ORGANIZATION & COMPENSATION COMMITTEE REPORT
The Organization & Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Organization & Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the 2019 Annual Report. The Board has approved that recommendation.
The Organization & Compensation Committee met 11 times during 2019.
Submitted by the Organization & Compensation Committee,
Kevin Chilton, Chairman
Thomas A. Corcoran
Lance W. Lord
February 24, 2020

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The following information is given as of December 31, 2019.

Name	Other Business Experience
Warren G. Lichtenstein Executive Chairman (since June 2016) Age: 54
Chairman, March 2013 - June 2016 (Director since 2008); Executive Chairman of Steel Partners Holdings GP Inc., the general partner of SPLP February 2013 - Present; Chairman and CEO of general partner of SPLP July 2009 - February 2013; Chairman, Handy & Harman Ltd. (formerly known as WHX Corporation) July 2005 - Present; Executive Chairman, Steel Connect, Inc. June 2016 - Present; Interim CEO, Steel Connect, Inc. March 2016 - June 2016; Chairman, Steel Connect, Inc. March 2013 - June 2016. Chairman Steel Excel May 2011 - Present (director since 2010); Director SLI March 2010 - Present; Director (formerly Chairman) SLI January 2002 - May 2008; CEO SLI February 2002 - August 2005.

Eileen P. Drake Chief Executive Officer and President (since June 2015) Age: 53
Chief Operating Officer, March 2015 - June 2015; Director, Woodward, Inc. February 2017 - Present; President of Pratt & Whitney AeroPower’s auxiliary power unit and small turbojet propulsion business, UTC 2012 - 2015; Vice President ("VP") of Operations, UTC 2009 - 2012; VP of Quality, Environmental Health & Safety, and Achieving Competitive Excellence, UTC 2003 - 2009; Product Line Manager and Plant Manager, Ford Motor Company 1996 - 2003; United States Army 1989 - 1996.

Mark A. Tucker Chief Operating Officer (since June 2015) Age: 61	Senior VP, Enterprise Operations and Engineering, Aerojet Rocketdyne, Inc. October 2013 - June 2015; VP Special Programs, Aerospace Systems Sector, Northrop Grumman 1983 - 2013.

Paul R. Lundstrom Vice President, Chief Financial Officer (since November 2016) Age: 44
VP, Investor Relations, UTC 2014 - 2016; VP, Chief Financial Officer, Building & Industrial Systems - North Asia (a UTC division) 2013 - 2014; VP, Chief Financial Officer, Climate/Controls/Security - Asia (a UTC division) 2011 - 2013; VP, Chief Financial Officer, Carrier Building Systems and Services, Carrier Corporation (a UTC division) 2009 - 2011.

Name	Other Business Experience
John D. Schumacher Senior Vice President, Washington Operations and Communications (since September 2019) Age: 65
SVP, Washington Operations August 2018 - September 2019; VP, Washington Operations June 2015 - August 2018; VP, Business Relations April 2013 - June 2015; President, Aerojet Rocketdyne Foundation since October 2013; President, Astrium Americas and VP, Space, EADS North America April 2011 - April 2013; VP, Washington Operations, Aerojet May 2006 - April 2011; Director, Whitney, Bradley & Brown Consulting September 2005 - May 2006; Chief of Staff, National Aeronautics and Space Administration ("NASA") May 2003 - September 2005; Associate Administrator for External Relations, NASA 1994 - 2003; Deputy Associate Administrator, NASA 1990 - 1994; Advisor to the Administrator, NASA 1989 - 1990; Associate, Rogers & Wells, NY, 1987 - 1989; Captain, Naval Reserve 1984 - 2006; Active Duty U.S. Navy 1972 - 1984.

Arjun L. Kampani Vice President, General Counsel and Secretary (since April 2016) Age: 48
VP, General Counsel and Corporate Secretary, General Dynamics Land Systems, Inc. 2010 - 2016; Director & Assistant General Counsel, Mergers and Acquisitions, General Dynamics Corporation 2006 - 2009; Assistant General Counsel and Assistant Corporate Secretary, Anteon International Corporation 2004 - 2006; Attorney, Business and Finance Department, Thelen Reid & Priest, LLP 1999 - 2004.

PROPOSAL 2: ADVISORY VOTE TO APPROVE AEROJET ROCKETDYNE’S EXECUTIVE COMPENSATION
As we do each year, pursuant to Section 14A of the Exchange Act, which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, the Company is providing its stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of the NEOs as disclosed in this Proxy Statement in accordance with the SEC’s rules. Unless the Company modifies its policy on the frequency of advisory votes to approve executive compensation, it is expected that the next such vote will occur at the 2021 Annual Meeting of Stockholders.
As described in the Compensation Discussion and Analysis, the Company’s executive compensation program is designed to support our business goals and promote both short-term and long-term growth and directly link pay to performance. The compensation program for executive officers has historically consisted of the following principal elements: short-term compensation, including base salaries and annual cash incentive awards; long-term equity incentive awards, including restricted stock, stock options and cash-settled SARs; and in-service and post-retirement/employment benefits.
We are asking stockholders to indicate their support for the compensation of the executive officers named in the “Summary Compensation Table” included in this Proxy Statement (referred to as the “named executive officers” or “NEOs”). This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on the NEOs’ compensation. Accordingly, we will ask stockholders to vote “FOR” the following resolution at the Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2019 Summary Compensation Table and the other related tables and disclosure.”
The say-on-pay vote is advisory, and therefore not binding on the Company, the Organization & Compensation Committee or our Board. The Board and the Organization & Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Organization & Compensation Committee will evaluate whether any actions are necessary to address those concerns.
The affirmative vote of the holders of at least a majority of the shares present in person or represented by proxy and entitled to vote is necessary to approve this proposal. Broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote. Abstentions will have the same effect as a vote against this proposal. While this vote is required by law, it will neither be binding on the Company or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board.

The Board unanimously recommends a vote FOR the advisory approval of Aerojet Rocketdyne’s executive compensation.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

2019 Named Executive Officers
Warren G. Lichtenstein	Executive Chairman
Eileen P. Drake	Chief Executive Officer and President
Mark A. Tucker	Chief Operating Officer
Paul R. Lundstrom	Vice President, Chief Financial Officer
John D. Schumacher	Senior Vice President, Washington Operations

Executive Summary
Our compensation program is designed to reward the achievement of our business goals and incentivize sustainable growth by aligning the financial interests of our executive team with the long-term interests of our stockholders.
The overall objectives of our compensation program are as follows:

Competitive Compensation - attract effective leadership by providing market competitive compensation relative to the Company’s size, complexity and business model	Retention Incentives - retain the leadership team through a combination of fixed and at-risk compensation that balances reliability and upside potential
Performance Incentives - utilize incentive plan metrics and equity vehicles in a balanced framework that drives growth and encourages sound long-term planning
Stockholder Alignment - foster an ownership philosophy amongst the leadership team by providing equity awards and maintaining executive stock ownership guidelines that require executives to view Company performance from a stockholder’s perspective

In this section of the Proxy Statement, we explain how our compensation program is designed and operates with respect to our NEOs, including how the Company’s financial performance influences their pay. The following NEOs are included in this Proxy Statement:

•	Ms. Drake is included as the Company’s current Principal Executive Officer (“PEO”).

•	Mr. Lundstrom is included as the Company’s current Principal Financial Officer (“PFO”).

•	Messrs. Lichtenstein, Tucker and Schumacher are included as the three most highly compensated Section 16 officers other than the PEO and PFO.
The Organization & Compensation Committee of our Board has established a pay for performance philosophy and rigorous goal setting process for our executive compensation program. Our 2019 strategic goals remained consistent with prior years and were focused on financial performance. The Organization & Compensation Committee utilized the following measures for our NEOs’ (other than the Executive Chairman, who is compensated separately as discussed in further detail on page 39) 2019 annual incentive plan:

•	Adjusted earnings before interest, taxes, depreciation, amortization and pension expense (“EBITDAP”);

•	Cash flow from operations;

•	Aerojet Rocketdyne bookings; and

•	Certain other goals that include individual performance and accomplishments of each NEO.
The Organization & Compensation Committee granted NEOs (other than the Executive Chairman) equity in 2019 in the form of performance-based restricted stock (50%), time-based SARs (25%) and time-based restricted stock (25%). The performance-based restricted stock will vest subject to achievement of performance targets for the three-year period ending December 31, 2021 with regard to adjusted EBITDAP and return on invested capital (“ROIC”) each weighted 50%.
On February 19, 2020, we reported our financial results for 2019 which included the following highlights (Non-GAAP financial measures are identified with asterisks):

•	Net sales for 2019 totaled $1,981.5 million compared with $1,895.9 million for 2018.

•	Net income for 2019 was $141.0 million, or $1.69 diluted earnings per share ("EPS"), compared with net income of $137.3 million, or $1.75 diluted EPS for 2018.

•	Adjusted Net Income* for 2019 was $130.1 million, or $1.56 Adjusted EPS*, compared with $151.5 million, or $1.93 Adjusted EPS* for 2018.

•	Adjusted EBITDAP* for 2019 was $271.7 million, compared with $304.9 million for 2018.

•	Cash provided by operating activities in 2019 totaled $261.2 million compared with $252.7 million in 2018.

•	Free cash flow* in 2019 totaled $218.3 million compared with $209.5 million in 2018.

•	Total backlog as of December 31, 2019, was $5.4 billion compared with $4.1 billion as of December 31, 2018.
* These are Non-GAAP financial measures. For more information, see Appendix A - Use of Non-GAAP Financial Measures.
A full discussion of our executive compensation program is described in the remainder of this section.

Our Compensation Best Practices
Directly link pay and performance
Stock ownership guidelines for all executive officers
Hold annual shareholder “say on pay” vote
Clawback policy that applies to the annual incentive plan and the 2019 and 2018 Incentive Plans
No short-sales or speculative transactions of the Company’s securities

Compensation Elements for the Named Executive Officers
The compensation program for executive officers has historically consisted of the following principal elements:

•	Base salaries;

•	Short-term annual cash incentive awards;

•	Long-term incentive awards, including restricted stock, performance-based restricted stock, stock options and cash-settled SARs; and

•	Other benefits such as in-service and post-retirement/employment benefits - pension and 401(k) savings plans; however, defined benefit pension plans were frozen effective 2009.
The Organization & Compensation Committee believes that these elements of compensation are components of a comprehensive rewards structure that reflects the long-term orientation of the Company’s businesses and rewards Company and individual performance. A description of the compensation program by element follows.
Base Salaries
Base salaries are used to provide a fixed amount of compensation for each executive’s role. Base salary increases for the CEO and President and the other NEOs must be approved by the Organization & Compensation Committee. Base salary increases for other officers of the Company must be approved by the CEO and President. Typically, the effective date of merit increases in base salaries is in late March or early April of each year. Base salary increases can also occur upon an executive’s promotion. In determining the amount of any increases in salaries, the Organization & Compensation Committee and/or CEO and President (i) evaluates the executive’s performance in the most recent year as well as the strategic importance of the executive to the Company; (ii) compares current base, target total cash and target total direct compensation with compensation for relevant executive positions set forth in peer group and survey benchmarking prepared by Korn Ferry as well as industry-specific compensation surveys; and (iii) takes into account the timing and amount of the last salary increase for each of the executives.
In 2019, the Organization & Compensation Committee approved base salary increases for the Company’s NEOs (other than the Executive Chairman) based on several factors, including each individual’s performance, sustained levels of contribution to the Company, the wage increase during the previous year, a review of the executive and a review of the senior management total compensation study conducted by Korn Ferry in 2019 on the Company’s behalf. The table below shows the base salaries of the NEOs (other than the Executive Chairman, who did not receive a base salary) for 2019 compared with 2018.

Name	2019 Base Salary	2018 Base Salary	% Increase
Eileen P. Drake	$866,250	$825,000	5.0%
Mark A. Tucker	491,341	472,443	4.0%
Paul R. Lundstrom	479,041	460,616	4.0%
John D. Schumacher(1)	407,216	372,909	9.2%

(1)
Mr. Schumacher initially received an increase in pay of 4.0% during the regular merit increase process. Later in the year he received another increase to his base salary due to an increase in the scope of his role and responsibilities.

Short-term Annual Cash Incentive Awards
The primary objective of our annual cash incentive program is to drive current year performance focused on designated strategic business and financial goals, and to the extent these goals are achieved, to provide competitive realized compensation to our senior management team. To those ends, the Organization & Compensation Committee sets targets such that total cash compensation (base salary plus annual cash incentive) will be within range of the competitive market if expected performance is achieved.
In addition, our senior management annual incentive award has an individual performance component whose payout is contingent upon the attainment of individual goals as well as the attainment of the broader corporate goals at the threshold level. The Organization & Compensation Committee has discretion to increase, reduce or eliminate payments under the cash incentive program.
2019 performance targets consisted of adjusted EBITDAP, cash flow from operations, Aerojet Rocketdyne bookings and individual goals and had a 12-month performance period. With input from our CEO and President and other senior members of the management team, the Organization & Compensation Committee:

•	sets the overall Company and individual performance objectives and corresponding performance and payout ranges for the year;

•	establishes a threshold, target and maximum incentive opportunity for each executive officer; and

•	measures performance and certifies award payouts for the prior year.
The Organization & Compensation Committee tailors both performance metrics and goal ranges in order to most accurately assess performance for both our business segments and the overall Company. The payout levels are independent of prior cycles. For 2019, our current NEOs (other than the Executive Chairman, who does participate in the short-term annual cash incentive program) were eligible for a target payout level (as a percentage of base salary) based on their position in the Company, as set forth below:

•	Eileen P. Drake, CEO and President - 100%;

•	Mark A. Tucker, COO - 75%;

•	Paul R. Lundstrom, VP, CFO - 75%; and

•	John D. Schumacher, Senior VP, Washington Operations - 65%.
Each of the foregoing NEOs has the opportunity to earn up to 2x his or her payout level as a percentage of base salary.

The corporate criteria for the annual cash incentives used for 2019 performance applicable to all of the NEOs (other than the Executive Chairman) were the following (Non-GAAP financial measures are identified with asterisks):

Executive Targets	Threshold Opportunity	Target Opportunity	Maximum Opportunity	Actual Performance	Actual Achievement
(Dollars in Millions)
Adjusted EBITDAP*	15.0%	30.0%	60.0%	$287.4	37.1%
• Threshold — $246.9
• Target — $274.3
• Maximum — $329.2
Cash Flow from Operations	15.0%	30.0%	60.0%	$261.2	60.0%
• Threshold — $135.1
• Target — $150.1
• Maximum — $180.1
Aerojet Rocketdyne Bookings	15.0%	30.0%	60.0%	$2,207.1	60.0%
• Threshold — $1,623.5
• Target — $1,803.9
• Maximum — $2,164.7
Personal Factors	5.0%	10.0%	20.0%		20.0%
• Threshold — 0 x multiplier
• Target — 1 x multiplier
Totals	50.0%	100.0%	200.0%		177.1%
* These are Non-GAAP financial measures. For more information, see Appendix A - Use of Non-GAAP Financial Measures.

•
Adjusted EBITDAP: earnings before interest, taxes, depreciation, amortization and retirement benefit expense net of amounts that are recoverable under the Company’s U.S. government contracts adjusted for unusual items and Board approved modifications.

•	Cash Flow from Operations: the Company’s cash provided by operating activities per GAAP.

•
Aerojet Rocketdyne Bookings: the amount of money to be received for a contract of our Aerospace and Defense segment for which funding is authorized and has been directly appropriated and contractually obligated by the customer.

•	Personal Factors: assessment of overall performance related to Company goals and objectives, and demonstrated individual and leadership competencies.

Each NEO’s (other than the Executive Chairman) annual cash incentive award payouts corresponding to 2019 performance are detailed below. On February 24, 2020, the Organization & Compensation Committee approved these 2019 annual cash incentive awards which are also reported in the “Non-Equity Incentive Plan Compensation” column of the 2019 Summary Compensation Table, which follows this Compensation Discussion and Analysis:

Name	Target Payout Level	Base Salary	Award at 100% Target Performance	Award at 200% Maximum Performance	Actual Performance Achievement Percentage	Discretionary Award(1)	Actual Payout at Achievement Percentage
Eileen P. Drake	100%	$866,250	$866,250	$1,732,500	177.1%	$—	$1,534,129
Mark A. Tucker(2)	75%	540,475	405,356	810,713	177.1%	92,827	810,713
Paul R. Lundstrom	75%	479,041	359,281	718,562	177.1%	82,275	718,561
John D. Schumacher	65%	407,216	264,690	529,381	177.1%	—	468,767

(1)	The discretionary awards for Messrs. Tucker and Lundstrom are the result of exceptional performance and results in 2019.

(2)	Mr. Tucker’s payout was calculated on his base salary as of January 1, 2020.
Long-Term Incentive Awards
The Company, upon the recommendation and approval of the Organization & Compensation Committee, established the Long-Term Incentive (“LTI”) vehicle mix, performance objectives and other terms of the 2019 Long-Term Incentive Program (the “2019 LTIP”) for executive officers and other eligible employees of the Company.
The Company places significant weight towards LTI compensation within the NEOs’ total rewards packages. Initiatives that affect the sustainable prosperity of the Company often take multiple years to come to fruition and it is therefore important to emphasize the long-term incentive plan whose time horizons reward and incentivize those initiatives that enrich the Company’s enduring value. In determining the grants of the 2019 LTIP, a 75% weighting was given toward awards which require stock-price or financial performance to be valuable and a 25% weighting was given toward awards which require continued service to be valuable. LTI vehicle mix is determined by balancing shareholder alignment, line-of-sight performance, and retentive value.

•
All three vehicles provide stockholder alignment as their values are dependent on stock price but SARs (weighted 25%) provide the most alignment with stockholders seeking return on their investment as they are only valuable if Company value increases from the date of grant.

•
Performance-based restricted stock (weighted 50%) is based on financial metrics executives directly impact and provides a clearer line-of-sight to executives than pure stock price which is affected by macroeconomic conditions and timing luck beyond the executives control.

•
Time-based restricted stock (weighted 25%) provides the strongest retentive value as even though it is affected by stock price, as long as the recipient stays with the Company, they are guaranteed some value from time-based restricted stock.

In conjunction with the Company’s share ownership guidelines, LTI awards ensure the NEOs have considerable personal financial interest in the long-term health and performance of the Company.
Grant date fair value of equity-based awards is determined in parallel with the determination of target total direct compensation provided to the NEOs and both are benchmarked against our peer group’s SEC filings and broad-based industry studies as well as being driven in part by each NEO’s performance in the past year.
Our LTI vehicles are more fully described as follows:

•
SARs - awards with exercise prices equal to the fair market value of the Company’s common stock on the date of grant. SARs entitle the holder to the difference in value between the price of the Company’s common stock on the date of the exercise and the exercise price the SARs are granted at and are settled in cash. SARs therefore only provide value to recipients if the Company’s stock price rises. SARs are exercisable after three years and have a seven-year contractual life from the date of grant. Executives who voluntarily resign or are terminated for cause immediately forfeit all unvested SARs unless otherwise determined by the Organization & Compensation Committee.

•
Performance-based restricted stock - shares of Common Stock that vest over a 3-year period of time based on the achievement of pre-established Company performance objectives such as adjusted EBITDAP and

ROIC performance goals. Threshold performance for both metrics is required for any payout to occur. Awards payout at 50% of target for threshold performance and 200% of target for maximum performance with linear interpolation for performance between threshold and target as well as between target and maximum. During the restricted performance period, the executives may not sell, transfer, pledge, assign or otherwise convey their restricted stock. However, executives may vote their shares and are entitled to receive dividend payments, if any are made. Executives who voluntarily resign or are terminated for cause prior to the end of the restriction period forfeit their restricted stock unless otherwise determined by the Organization & Compensation Committee.

•
Time-based restricted stock - shares of Common Stock that vests in equal annual installments over a 3-year period after the grant date. During the restricted period, the executives may not sell, transfer, pledge, assign or otherwise convey their restricted stock. However, executives may vote their shares and are entitled to receive dividend payments, if any are made. Executives who voluntarily resign or are terminated for cause prior to the end of the restriction period forfeit their restricted stock unless otherwise determined by the Organization & Compensation Committee.

Grants were made in February of 2019. The performance-based grants are paid out in February 2022, after approval by the Organization & Compensation Committee of performance for the period ending December 31, 2021, and are primarily based on EBITDAP and ROIC.
In February of 2019, Ms. Drake received a grant of 50,000 performance shares which vest in 6,250 share installments subject to the achievement of relevant strategic goals to further align Ms. Drake’s incentives with the long-term interests of our stockholders and the Company’s continued sustainable growth.
On February 24, 2020, performance-based grants from the 2017 Long-Term Incentive Program (“2017 LTIP”) vested at 175.4% resulting in 85,698 shares vesting for Ms. Drake, 36,096 shares vesting for Mr. Tucker, 35,193 shares vesting for Mr. Lundstrom and 20,706 shares vesting for Mr. Schumacher. The performance metrics were Revenue, adjusted EBITDAP, ROIC, cumulative Competitive Improvement Plan (“CIP”) investment and cumulative CIP savings for the performance period ended December 31, 2019. The 2017 LTIP performance-based awards were granted on May 1, 2017, with a three-year performance period.
Other Benefits
Pension Plans
The Company’s defined benefit pension and benefits restoration plans include the Aerojet Rocketdyne (GenCorp) Consolidated Pension Plan (the “Qualified Pension Plan”), a tax-qualified defined benefit plan; and the 2009 Benefits Restoration Plan for the Aerojet Rocketdyne Pension Plan (the “Pension BRP Plan”), a non-qualified defined benefit plan. These plans are frozen and effective February 1, 2009, and July 31, 2009, future benefit accruals for all non-collective bargaining-unit employees, including the NEOs and collective bargaining-unit employees respectively, were discontinued. No employees lost their previously earned pension benefits. Mr. Schumacher is the only NEO that has an accrued balance in the Qualified Pension Plan and the Pension BRP Plan. Mr. Schumacher’s pension benefits were earned from his previous employment with the Company beginning June 12, 2006, through the pension freeze date for non-collective bargaining-unit employees of February 1, 2009. All the other NEOs do not participate in the Qualified Pension Plan or the Pension BRP Plan because their employment commenced after benefit accruals were discontinued. Further details regarding benefits under these plans, including the estimated value of pension benefits for Mr. Schumacher, are found in the section entitled 2019 Pension Benefits on page 49.
401(k) Savings Plan
The NEOs (other than the Executive Chairman) are eligible to participate in the Aerojet Rocketdyne Retirement Savings Plan, (“Savings Plan”) a 401(k) tax-qualified defined contribution savings plan which is available to all Company employees. Employees may contribute up to 50% of their eligible pay in any combination of before-tax, regular after-tax, or after-tax Roth contributions subject to the Employee Retirement Income Security Act of 1974 (“ERISA”) limits. The Company matches 100% of the first 3% of employee contributions, and 50% of the next 3% of employee contributions for all participating employees.

401(k) Benefits Restoration Plan
The NEOs (other than the Executive Chairman) are eligible to participate in the 2009 Benefits Restoration Plan for the Aerojet Rocketdyne 401(k) Plan (“401(k) BRP Plan”), a non-qualified, unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. The Company may match 401(k) BRP employee contributions to the extent that after the end of any plan year, any additional Company matching contributions that would have been made on the participant’s behalf under the Savings Plan during the plan year if: (i) the compensation deferral percentage elected under the 401(k) BRP Plan for the plan year had been applied under the Savings Plan; and (ii) the participant’s contributions under the Savings Plan were not limited by the Internal Revenue Code of 1986 (the “Code”) limitations applicable to the Savings Plan. Details about the 401(k) BRP Plan are presented in the section entitled 2019 Non-Qualified Deferred Compensation on page 50.
Employee Stock Purchase Plan
The NEOs (other than the Executive Chairman) are eligible to participate in the Company’s Employee Stock Purchase Plan (the “ESPP”). However, no employee may participate in the ESPP if immediately after an option is granted the employee owns shares of Common Stock, including shares which the employee may purchase by conversion of convertible securities or under outstanding options granted by the Company, possessing 5% or more of the total combined voting power or value of all classes of Common Stock of the Company. The Board may impose restrictions on eligibility and participation of employees who are officers and Directors to facilitate compliance with federal or state securities laws or foreign laws. The ESPP allows employees to purchase up to 1,000 shares of Common Stock per year (500 per semi-annual offering period) at 85% of the fair market value of the Common Stock on the purchase date on which the stock is purchased.
Severance Benefits
The Company does not have a severance plan in place for the current NEOs with the exception of Ms. Drake, who has severance provisions in her employment agreement as described on page 51. The Company has a policy for a reduction in force, pursuant to which Messrs. Tucker, Lundstrom, and Schumacher, as well as all other employees of the Company are eligible to participate. The policy provides for employees to continue participating in health, welfare and retirement benefit plans for a period of two months per the terms of the applicable plans and subject to all conditions thereof. Upon execution of a release, the employee is eligible to receive separation pay of five weeks’ pay plus one additional week’s pay for each full or partial year of service, with the maximum amount of separation pay being 30 weeks’ pay. In addition, with an executed release, the employee is eligible to continue participation in certain health and welfare benefits for a total period of six months from the date of reduction in force. Overlapping benefits under both the standard and enhanced benefits provisions will be inclusive in this six-month period.
The Company does have an executive change in control severance policy (the “CIC Policy”). The CIC Policy provides certain executive officers of the Company who have been designated in writing by the Board, including all of the NEOs other than Mr. Lichtenstein and Ms. Drake, with compensation and benefits upon a termination of their employment by the Company without “cause” or by the executive for “good reason” (including due to an executive’s death or disability) within the six-month period preceding a “change in control” through the 18-month period following a “change in control” (each as defined in the CIC Policy).
In the event of an applicable termination of employment, the executive shall be entitled to the following:

•	lump sum payment equal to executive’s annual base salary;

•
prorated portion of incentive compensation under the Company’s Short-Term Incentive Plan (“STIP”) to the “termination date” (as defined in the CIC Policy) and full STIP payment for the prior year if unpaid as of the termination date, each based upon actual performance;

•	lump sum payment equal to the target incentive compensation executive could have received under the STIP for the entire year in which the termination date occurs;

•
payment of Consolidated Omnibus Budget Reconciliation Act (“COBRA”) benefit premiums until the earlier of the 12-month anniversary of the termination date or when eligible for health insurance coverage through another employer;

•	to the extent unvested, immediate full vesting of all of the executive’s equity awards; and

•	outplacement services for a period of 12 months starting no later than 90 days from date of termination with a maximum value of $15,000.
Receipt of compensation and benefits under the CIC Policy is contingent on the executive’s timely execution of a release in a form prescribed by the Company.
On March 5, 2020, this CIC Policy was amended (the “Amended CIC Policy”). Under the Amended CIC Policy: (i) the period following a change in control in which a termination of employment without cause, resignation for good reason or termination due to death or disability will result in payment of change in control severance benefits to covered executives was changed to the period commencing six months prior to (or, if earlier, following the signing of a definitive agreement that, if consummated, would result in a change in control) and ending twenty-four months following a change in control; (ii) the change in control cash severance benefit payable to covered executives was increased from one time to two times the sum of the executive’s base salary and target annual bonus, and the period during which a covered executive will be provided payment of COBRA premiums in such a scenario was increased from twelve to twenty-four months; and (iii) the definition of the term change in control was amended to include (a) a merger in which shareholders of the Company cease to control at least 60% of the combined voting securities of the resulting entity and (b) a change in a majority of the members of the Board to members whose nomination was not approved by the existing members of the Board or that resulted from an actual or threatened proxy contest.
Other
The Aerojet Rocketdyne Foundation matches all employee and Director gifts to accredited, non-profit colleges, universities, secondary and elementary public or private schools located in the United States. Gifts made are matched dollar for dollar up to $1,000 per calendar year per donor.

Compensation of the Executive Chairman
On February 28, 2019, the Board upon the recommendation of the Organization & Compensation Committee, approved the following grants pursuant to the Company’s 2019 Incentive Plan to Mr. Lichtenstein:

(i)
49,158 shares of time-based restricted stock vesting in 1/3 increments on February 28, 2020, February 28, 2021 and February 28, 2022 (subject to continued service through each such date), having an aggregate grant date fair value of approximately $1.8 million;

(ii)
200,000 stock appreciation rights with a grant price of $37.25 exercisable on February 28, 2022 (subject to continued service through such date) and expiring on February 28, 2026, having an aggregate grant date fair value of approximately $2.6 million; and

(iii)
an option to purchase 91,229 shares of the Company’s Common Stock with a grant price of $37.25 exercisable on February 28, 2022 (subject to continued service through such date) and expiring on February 28, 2026, having an aggregate grant date fair value of approximately $1.2 million.

The aforementioned grants were determined reasonable compensation for Mr. Lichtenstein’s continued service as our Executive Chairman. Mr. Lichtenstein’s skills and experience uniquely position him to provide the Company with tactical foresight moving forward and these grants are intended to cover Mr. Lichtenstein’s compensation, in lieu of salary and annual cash incentive compensation, for the period from August 2018 until December 2018 during which he did not receive any compensation, and for his continued service through the end of 2019. If Mr. Lichtenstein’s employment with the Company terminates for any reason upon a Change in Control, any unvested time-based restricted stock and/or options or SARs will be evaluated and may, upon the approval of the Board in its full discretion, become immediately vested. Since the awards were designed to compensate Mr. Lichtenstein for one and one-third years of service as Executive Chair (with no subsequent awards for the period), the annualized amount of such compensation is approximately $4.2 million. Over 2/3 of the award will not deliver any value to Mr. Lichtenstein unless the Company’s share price increases from the grant date.
On March 3, 2020, the Company administered the 2020 compensation package for Mr. Lichtenstein with the following grants pursuant to the Company’s 2019 Incentive Plan:

(i)	17,409 time-based restricted stock units vesting in 1/3 increments on each of the first, second and third anniversaries of the grant date, having an aggregate grant date fair value of $875,000; and

(ii)
71,240 performance-based restricted stock units having an aggregate grant date fair value of $2,625,000, with 1/3 to vest upon achieving a stock price of $57.80; 1/3 to vest upon achieving a stock price of $62.83; and 1/3 to vest upon achieving a stock price of $67.85; with each such vesting to occur no later than the third anniversary of the grant date and with such stock price achievements in each case determined on the basis of the 20-day volume-weighted average price of the Company’s Common Stock as reported on the NYSE.

Administration of the Executive Compensation Program
The Organization & Compensation Committee determines most matters of executive compensation and benefits, although the committee has delegated to the CEO and President the authority to establish base salaries and annual incentive compensation of the officers of the Company other than herself, including the NEOs (other than the Executive Chairman). Our CEO and President; our Executive Chairman; our VP, CFO; our VP, Human Resources Business Partners and Labor Relations (“HRBP”); and our VP, Chief Human Resources Officer (“CHRO”) provided input to the Organization & Compensation Committee with respect to the 2019 compensation program. The Organization & Compensation Committee reviews and approves the total compensation for the CEO and President and the other NEOs.
In assessing competitive overall compensation, the Organization & Compensation Committee engages, from time to time, an independent outside consulting firm to aid in the review and evaluation of the total compensation provided to the NEOs. Since 2010, the Company has retained Korn Ferry (formerly “Korn Ferry Hay Group”) to review the design of the Company’s annual and long-term incentive programs and to assist in developing an executive compensation structure that corresponds to the Company’s internal job hierarchy and is aligned with external market practices. In performing its duties, Korn Ferry worked with senior management and the Chairman of the Organization & Compensation Committee to understand the Company’s business strategy, the competitive market for talent and the accountabilities of the executives and perceptions of the Company’s current compensation programs. Korn Ferry was also instructed to develop an executive compensation comparator group of publicly traded companies in the aerospace and defense industry. Based on the information presented by Korn Ferry and input from our CEO and President; our Executive Chairman; our VP, CFO; our VP, HRBP; and our VP, CHRO, the Organization & Compensation Committee exercised its business judgment in setting base NEO pay levels.
Independent Executive Compensation Consultant’s Role
Both management and the Organization & Compensation Committee retain Korn Ferry to provide objective analysis, advice and information to each of them, including competitive market data and compensation recommendations related to the CEO and President, the Executive Chairman, other senior executives and the Board. Korn Ferry served as the independent executive compensation consultant to management and to the Organization & Compensation Committee during 2019. The executive compensation consultant reports to the Chairman of the Organization & Compensation Committee and the VP, CHRO (and formerly our VP, HRBP), and has direct access to the other members of the Organization & Compensation Committee as well as senior management. The fees incurred in 2019 for compensation services provided by Korn Ferry to management and the Organization & Compensation Committee related to executive and Director compensation totaled $287,250. Additionally Korn Ferry provides other services to the Company at the request of management consisting of senior executive searches totaling $732,895. The total fees incurred for the services provided by Korn Ferry to the Company in 2019 were $1,020,145.
The Organization & Compensation Committee believes Korn Ferry’s other work for the Company, consisting of senior executive searches, did not raise a conflict of interest and did not impair Korn Ferry’s ability to provide independent advice to the Organization & Compensation Committee concerning executive compensation matters.
In making the overall determination of the independence of Korn Ferry and their lead advisor to the Organization & Compensation Committee, the Organization & Compensation Committee considered, among other things, the factors on independence adopted in final SEC rules and approved in NYSE listing standards.
The decisions made by the Organization & Compensation Committee are the responsibility of the Organization & Compensation Committee and may reflect factors and considerations other than the information and recommendations provided by Korn Ferry.

Consideration of Competitive Market Data Regarding Executive Compensation
The Organization & Compensation Committee and the CEO and President used the results of the compensation study completed by Korn Ferry to determine pay for 2019. The Organization & Compensation Committee philosophy generally sets base salaries, target annual cash incentive levels and target annual long-term incentive award values for the NEOs at or below the 50th percentile of competitive market levels for comparable aerospace and defense companies. Adjustments are made to account for the executives’ experience, breadth of responsibilities, tenure in the position, individual performance and the Company’s performance overall.
The study conducted by Korn Ferry compared the Company’s executives’ total compensation against that of a comparator group of similarly sized U.S. aerospace and defense industry companies as well as broader general industry comparators found in Korn Ferry’s Executive Compensation Survey. In selecting the comparator group, Korn Ferry and the Company considered publicly traded US companies in the aerospace and defense industry, which primarily provide products, with revenues of approximately one-half to two times the Company’s revenues. The comparator group is used to assess both target and actual compensation levels of the Company’s NEOs with those of the comparator group companies. Minor changes were made to the comparator group in 2019.
The table below shows information for the comparator group used for benchmarking for 2019 compensation:

	(Dollars in millions)
	Fiscal 2018 Sales	Fiscal 2018 Net Income (Loss)	Market Capitalization on 11/30/2018
Company
Aerojet Rocketdyne Holdings, Inc.	$1,896	$137	$2,845

AAR Corp.	1,748	16	1,449
Barnes Group Inc.	1,496	166	2,887
BWX Technologies	1,800	227	4,152
Crane Co.	3,346	336	4,647
Cubic Corp.	1,203	12	1,740
Curtiss Wright Corp.	2,412	276	4,626
Heico Corp.	1,778	286	9,880
Hexcel Corp.	2,189	277	5,121
Kaman Corp.	1,875	54	1,596
MOOG Inc.	2,709	97	2,864
Teledyne Technologies Incorporated.	2,902	334	7,432
Triumph Group Inc.	3,199	(425)	715
Woodward Inc.	2,326	180	4,763

Policies
Executive Stock Ownership Guidelines
In order to maintain a desired level of alignment between stockholders and the Company’s executives, the Organization & Compensation Committee requires the executive officers to adhere to equity ownership guidelines. Under these guidelines, each executive officer must own equity in the Company equal or greater in aggregate market value than a designated multiple of each officer’s annual salary.
The multiples are as follows:

•	Executive Chairman and CEO and President - six times CEO base salary;

•	CFO, COO and General Counsel - three times base salary;

•	Senior VPs - two times base salary;

•	and all other VPs subject to the guidelines - one time base salary.

In calculating the amount of equity owned by an executive, the Organization & Compensation Committee looks at the value of Company stock owned by the executive which includes vested or unvested restricted stock as well as unvested performance-based restricted shares expected to vest based on intermediate performance, and the value of any vested “in the money” stock options or SARs (i.e. market value of stock in excess of the strike price for the stock option or SAR.) Newly appointed executives are expected to be in compliance with the ownership guidelines within five years of their appointments. Each executive is required to retain 50% of his or her net shares obtained through vesting of shares or exercising stock options until the executive is in compliance with the established guidelines. Executives must remain in compliance with the established guidelines after any sale of shares of the Company’s Common Stock.
As of December 31, 2019, all of the NEOs held equity in the Company greater in market value than required by the guidelines in place at that time. The Organization & Compensation Committee routinely reviews the guidelines and considers adjustments when appropriate. The following table shows the status of equity ownership for each current NEO as of December 31, 2019.

Name	Value of Equity Ownership*	Date of Election	Years as an Officer
Warren G. Lichtenstein	$34,258,951	06/24/2016	3.5
Eileen P. Drake	20,857,052	03/02/2015	4.8
Mark A. Tucker	7,562,083	10/07/2013	6.2
Paul R. Lundstrom	5,092,641	11/07/2016	3.2
John D. Schumacher	4,987,987	04/29/2013	6.7
* Value is based on the stock price on December 31, 2019, of $45.66.
Transactions in Company Securities
The Company’s insider trading policy prohibits Directors, officers and other employees from engaging in certain short-term or speculative transactions involving the securities of the Company. Pursuant to the policy, Directors, officers and employees may not engage in short sales of the Company’s stock nor buy or sell puts, future contracts, or other forms of derivative securities relating to the Company’s securities.
Clawbacks
Both the 2019 annual incentive program, under which annual cash incentives are paid, and the 2019 and 2018 Incentive Plans include provisions for seeking the return (clawback) from participants of incentive cash payments and stock sale proceeds in the event that those amounts had been inflated due to financial results that later had to be restated. In addition, both plans provide that the Organization & Compensation Committee must first determine that the applicable participant engaged in misconduct related to the misstatement.
Impact of Accounting Guidance for Stock-Based Compensation
The accounting standards applicable to stock-based compensation are one factor that the Company and the Organization & Compensation Committee consider in the equity vehicle mix of its long-term equity incentive programs. Other equity vehicle selection considerations include link to performance, degree of inherent upside leverage and downside risk, impact on burn rate and overhang, and the amount of attraction, retention and motivation provided to our executives and other key talent by each vehicle. The Company maintains a reasonable stock-based compensation expense level but is unconstrained by rigid limitations if business considerations dictate more liberal expense levels.
Tax Deductibility under Section 162(m)
Section 162(m) of the Code limits the amount of compensation that may be deducted by the Company for federal income tax purposes to $1,000,000 for compensation paid to our CEO and President, our VP, CFO, and our other three most highly compensated executive officers that must be reported to stockholders under the Exchange Act (referred to as “covered employees”). Prior to the Tax Cuts and Jobs Act, “performance-based” compensation that has been approved by our stockholders and otherwise satisfies the performance-based requirements under Section 162(m) of the Code is not subject to the Code’s $1,000,000 deduction limit. The 2017 tax legislation eliminated the performance-based exemption, expanded the group of “covered employees” subject to the limitations of Section 162(m) of the Code, and made “covered employee” status permanent, even after an employee’s termination of employment (including by death). While the Organization & Compensation Committee prefers compensation paid to our NEOs to be tax deductible under the Code, the Organization & Compensation Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet the limitations of Section 162(m) when it determines it is necessary or appropriate to enable the Company to continue to attract, retain, reward and motivate its highly qualified executives. Therefore, we reserve the right to design programs that recognize a full range of performance criteria important to our success, even where the compensation paid under such programs may not be deductible.
Limited Government Reimbursement of Compensation
As a government contractor, the Company is subject to the Federal Acquisition Regulation, which limits the reimbursement of costs by our government customers for senior executive compensation to a benchmark compensation cap established each year. The cap applies to all employees of the Company. Any amounts over the cap are considered unallowable and, therefore, not billed to the government.
Say on Pay
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company provides our stockholders with the opportunity to cast an advisory vote regarding the compensation of our NEOs. At the Annual Meeting of Stockholders of Aerojet Rocketdyne Holdings, Inc. held on May 9, 2019, 99% of the votes cast (excluding those who abstained or were broker non-votes) were in favor of the Company’s executive compensation program as described in that year’s annual Proxy Statement. After considering the outcome of this advisory vote and other relevant facts and circumstances relating to the Company’s executive pay, the Organization & Compensation Committee determined not to make any changes to our executive compensation policies as a result of the vote.

EXECUTIVE COMPENSATION TABLES

2019 SUMMARY COMPENSATION TABLE
The following table sets forth information regarding compensation for each of the NEOs for years 2019, 2018 and 2017.

Name and Principal Position	Period	Salary(1)	Stock Awards(2)		Options/SARs Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Warren G. Lichtenstein	2019	$—	$1,831,136	(5)	$3,926,600	$—	$—	$5,757,736
Executive Chairman	2018	—	—		—	—	—	—
	2017	—	—		—	—	—	—

Eileen P. Drake	2019	861,808	4,103,870	(6)	747,133	1,534,129	12,600	7,259,540
Chief Executive Officer and President	2018	805,788	2,714,218		412,494	1,589,775	12,375	5,534,650
	2017	721,538	1,091,999		501,131	1,222,312	24,224	3,561,204

Mark A. Tucker	2019	489,669	706,560	(7)	81,888	810,713	12,600	2,101,430
Chief Operating Officer	2018	470,067	1,129,627		177,159	682,798	12,375	2,472,026
	2017	450,240	459,963		211,072	495,770	11,532	1,628,577

Paul R. Lundstrom	2019	477,411	718,553	(8)	239,512	718,561	13,200	2,167,237
Vice President, Chief Financial Officer	2018	458,299	748,207		172,731	665,705	12,375	2,057,317
	2017	439,923	448,453		205,790	483,359	29,520	1,607,045

John D. Schumacher	2019	395,856	343,185	(9)	114,398	468,767	12,600	1,334,806
Senior Vice President, Washington Operations	2018	369,472	344,664		93,219	467,087	30,782	1,305,224
	2017	348,678	263,864		121,087	324,870	14,750	1,073,249

(1)	This column reflects the dollar amounts of base salary earned in each listed period.

(2)
These columns represent the aggregate grant date fair value of awards granted in each of the periods presented. The grant date fair value of stock awards is computed in accordance with GAAP excluding the effect of estimated forfeitures. The grant date fair value for service-based and performance-based stock awards is equal to the closing price of our stock on the date of grant times the number of shares awarded adjusted for the probable outcome of achieving performance metrics for performance-based awards. The grant date fair value of stock options and SARs awards was estimated using the Black-Scholes Model. A discussion of the assumptions used in calculating these values may be found in Note 10(d) in the audited financial statements in the Company’s 2019 Annual Report. A description of these awards can be found under the section entitled Long-Term Equity Incentive Awards on page 36.

(3)
This column reflects annual cash incentive compensation, which is based on performance in each listed period. This annual incentive compensation is discussed further under the section entitled Short-term Annual Cash Incentive Awards on page 34.

(4)	This column includes the following for 2019:

Name	Company Matching Contribution to 401(k) Plan	Company Matching Contribution to Benefits Restoration Plan- Savings Plan	Matching Gift by the Aerojet Rocketdyne Foundation	Perquisites And Other Personal Benefits	Total
Warren G. Lichtenstein	$—	$—	$—	$—	$—
Eileen P. Drake	12,600	—	—	—	12,600
Mark A. Tucker	12,600	—	—	—	12,600
Paul R. Lundstrom	12,600	—	600	—	13,200
John D. Schumacher	12,600	—	—	—	12,600

(5)	Mr. Lichtenstein’s stock awards compensation consists of $1,831,136 for a service-based restricted stock grant.

(6)
Ms. Drake’s stock awards compensation consists of $747,123 for a service-based restricted stock grant, $1,862,500 for a performance-based restricted stock grant that vests in 6,250 share installments subject to the achievement of relevant strategic goals, and $1,494,247 for a performance-based restricted stock grant. The grant date fair value of the performance-based restricted stock grant at the maximum vesting of 200% would be $2,988,493.

(7)
Mr. Tucker’s stock awards compensation consists of $90,642 for a service-based restricted stock grant and $380,078 for a performance-based restricted stock grant which was granted at a reduced level as a result of the Retention Agreement discussed on page 52. The Retention Agreement essentially modifies the performance-based award to a service-based award as the agreement guarantees the vesting of 100% of the reduced level of the grant regardless of what performance metrics are met. The Retention Agreement was amended on October 31, 2019, which resulted in awards granted in 2018 to be modified. The incremental fair value of these modifications is $235,840. The amendment to the Retention Agreement is discussed on page 53.

(8)
Mr. Lundstrom’s stock awards compensation consists of $239,518 for a service-based restricted stock grant and $479,035 for a performance-based restricted stock grant. The grant date fair value of the performance-based restricted stock grant at the maximum vesting of 200% would be $958,070.

(9)
Mr. Schumacher’s stock awards compensation consists of $114,395 for a service-based restricted stock grant and $228,790 for a performance-based restricted stock grant. The grant date fair value of the performance-based restricted stock grant at the maximum vesting of 200% would be $457,579.

2019 GRANTS OF PLAN-BASED AWARDS
The following table provides information for each of the NEOs for 2019 annual and long-term incentive award opportunities, including the range of possible payments under non-equity incentive plans.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($) (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Options/SARs ($/Sh)	Grant Date Fair Value of Stock and Option/SARs Awards ($)
		Threshold (2)	Target	Maximum	Threshold	Target	Maximum
Warren G. Lichtenstein
Restricted Stock	2/28/2019							49,158			$1,831,136
SARs	2/28/2019								200,000	$37.25	2,557,800	(3)
Stock Options	2/28/2019								91,229	37.25	1,368,800	(4)

Eileen P. Drake
Annual Incentive Award		$—	$866,250	$1,732,500
Restricted Stock	02/28/2019				20,057	40,114	80,228				1,494,247	(5)
Restricted Stock	02/28/2019					50,000					1,862,500	(6)
Restricted Stock	02/28/2019							20,057			747,123
SARs	02/28/2019								58,420	37.25	747,133	(3)

Mark A. Tucker
Annual Incentive Award		—	405,356	810,713
Restricted Stock	02/28/2019					8,792					380,078	(7)
Restricted Stock	02/28/2019							2,198			90,642
Restricted Stock	10/31/2019										235,840	(8)
SARs	02/28/2019								6,403	37.25	81,888	(3)

Paul R. Lundstrom
Annual Incentive Award		—	359,281	718,562
Restricted Stock	02/28/2019				6,430	12,860	25,720				479,035	(5)
Restricted Stock	02/28/2019							6,430			239,518
SARs	02/28/2019								18,728	37.25	239,512	(3)

John D. Schumacher
Annual Incentive Award		—	264,690	529,381
Restricted Stock	02/28/2019				3,071	6,142	12,284				228,790	(5)
Restricted Stock	02/28/2019							3,071			114,395
SARs	02/28/2019								8,945	37.25	114,398	(3)

(1)
Reflects the possible payout amounts of non-equity incentive plan awards that could have been earned in 2019. See the 2019 Summary Compensation Table on page 44 for the amounts actually earned in 2019 and paid out in the first quarter of 2019.

(2)	If all financial metrics are not met at the threshold level, the annual incentive award will not be earned.

(3)
The fair value of these SAR grants were estimated using the Black-Scholes Model with the following weighted average assumptions at the grant date: expected life - five years; volatility - 34.388%; risk-free interest rate - 2.490%; dividend yield - 0.0%.

(4)
The fair value of this stock options grant was estimated using the Black-Scholes Model with the following weighted average assumptions at the grant date: expected life - seven years; volatility - 33.482%; risk-free interest rate - 2.622%; dividend yield - 0.0%.

(5)
Vesting of this performance-based restricted stock grant is based on adjusted EBITDAP and ROIC performance metrics for a three-year performance period ending on the last day of 2021. The grant date fair value at the maximum of 200% vesting would be $2,988,493 for Ms. Drake, $958,070 for Mr. Lundstrom and $457,579 for Mr. Schumacher.

(6)	Vesting of this performance-based restricted stock grant is based on the achievement of relevant strategic goals.

(7)
This award was originally granted as a performance-based restricted stock grant which was granted at a reduced level as a result of the Retention Agreement discussed on page 52. The Retention Agreement essentially modifies the performance-based award to a service-based award as the agreement guarantees the vesting of 100% of the reduced level of the grant regardless of what performance metrics are met.

(8)	This amount reflects the incremental fair value of awards granted in 2018 and modified in 2019 according to the Amended Retention Agreement discussed on page 53.

OUTSTANDING EQUITY AWARDS AT 2019 YEAR END
The following table provides information for each of the NEOs regarding outstanding stock options, SARs and stock awards held by the officers as of December 31, 2019.

Name	Option/SARs Awards					Stock Awards
	Number of Securities Underlying Unexercised Options/SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/SARs (#) Unexercisable		Option/ SARs Exercise Price ($)	Option/ SARs Expiration Year	Service-Based Equity Awards			Equity Incentive Plan Awards
						Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Warren G. Lichtenstein
Restricted Stock						49,158	(2)	$2,244,554	—		$—
SARs	9,317	—		$13.23	2020
SARs	—	200,000	(9)	37.25	2026
Stock Options	43,546	—		17.27	2021
Stock Options	200,000	—		18.01	2023
Stock Options	—	91,229	(10)	37.25	2026

Eileen P. Drake
Restricted Stock						—		—	80,228	(3)	3,663,210
Restricted Stock						—		—	34,375	(4)	1,569,563
Restricted Stock						—		—	90,824	(5)	4,147,024
Restricted Stock						—		—	97,718	(6)	4,461,804
Restricted Stock						—		—	20,000	(7)	913,200
Restricted Stock						20,057	(2)	915,803	—		—
Restricted Stock						7,340	(8)	335,144	—		—
SARs	—	58,420	(11)	37.25	2026
SARs	—	46,768	(12)	27.25	2025
SARs	—	53,028	(13)	22.35	2024
SARs	68,189	—		15.98	2023
Stock Options	17,848	—		23.06	2022

Mark A. Tucker
Restricted Stock						—		—	8,792	(14)	401,443
Restricted Stock						—		—	26,005	(15)	1,187,388
Restricted Stock						—		—	41,159	(6)	1,879,320
Restricted Stock						2,198	(14)	100,361	—		—
Restricted Stock						1,407	(14)	64,244	—		—
SARs	—	6,403	(14)	37.25	2026
SARs	—	20,086	(14)	27.25	2025
SARs	—	22,335	(13)	22.35	2024
SARs	26,594	—		15.98	2023
Stock Options	12,594	—		23.06	2022

Paul R. Lundstrom
Restricted Stock						—		—	25,720	(3)	1,174,375
Restricted Stock						—		—	38,032	(5)	1,736,541
Restricted Stock						—		—	40,129	(6)	1,832,290
Restricted Stock						6,430	(2)	293,594	—		—
Restricted Stock						1,407	(8)	64,244	—		—
SARs	—	18,728	(11)	37.25	2026
SARs	—	19,584	(12)	27.25	2025
SARs	—	21,776	(13)	22.35	2024

John D. Schumacher
Restricted Stock						—		—	12,284	(3)	560,887
Restricted Stock						—		—	20,526	(5)	937,217
Restricted Stock						—		—	23,611	(6)	1,078,078
Restricted Stock						3,071	(2)	140,222	—		—
Restricted Stock						398	(8)	18,173	—		—
SARs	—	8,945	(11)	37.25	2026
SARs	—	10,569	(12)	27.25	2025
SARs	—	12,813	(13)	22.35	2024
SARs	16,476	—		15.98	2023
Stock Options	11,610	—		23.06	2022

(1)	The market value was calculated by multiplying the number of shares by the closing market price of the Company’s Common Stock of $45.66 on December 31, 2019.

(2)	These awards vest in one-third increments on February 28th of each year, becoming fully vested in 2022.

(3)
The vesting date for these performance-based restricted stock awards is on or about February 28, 2022, subject to approval by the Organization & Compensation Committee. These awards will only vest if performance targets are met through December 31, 2021.

(4)	These shares will vest when the individual performance goals are met, if met before December 31, 2020.

(5)
The vesting date for these performance-based restricted stock awards is on or about February 28, 2021, subject to approval by the Organization & Compensation Committee. These awards will only vest if performance targets are met through December 31, 2020.

(6)	The vesting date for these performance-based restricted stock awards was February 24, 2020. Performance targets were met through December 31, 2019, resulting in grants vesting at 175.4%.

(7)	These shares will vest when the individual performance goals are met, if met before November 18, 2020.

(8)	This award vests in one-third increments on February 27th of each year, becoming fully vested in 2021.

(9)	The vesting date for these service-based SARs awards is April 19, 2021.

(10)	The vesting date for these service-based Stock Option awards is February 28, 2022.

(11)	The vesting date for these service-based SARs awards is February 28, 2022.

(12)	The vesting date for these service-based SARs awards is February 27, 2021.

(13)	The vesting date for these service-based SARs awards is May 01, 2020.

(14)	The vesting date for these awards is December 31, 2020 per the modified retention agreement discussed on page 53.

(15)
This award was originally granted as a performance-based award with a maximum vesting of 39,008 shares. The Retention Agreement discussed on page 52 essentially modifies this award to a service-based award as the agreement guarantees the vesting of two-thirds of the grant on December 31, 2020 regardless of what performance metrics are met.

2019 OPTION/SAR EXERCISES AND STOCK VESTED
The following table provides information for each of the NEOs regarding stock option and SARs exercises and stock award vestings during 2019.

Name	Option/SARs Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Warren G. Lichtenstein	19,619	$623,586	60,000	$3,026,400
Eileen P. Drake	—	—	166,155	6,501,795
Mark A. Tucker	—	—	51,605	1,959,925
Paul R. Lundstrom	—	—	20,196	871,271
John D. Schumacher	20,000	515,400	29,659	1,115,438

(1)
The value realized on exercise represents the difference between the closing market price of the Company’s Common Stock on the exercise date and the exercise price multiplied by the number of shares underlying each option or SAR exercised.

(2)	The amounts reported in this column reflect restricted stock awards that vested during 2019.

(3)	The value realized on vesting is calculated by multiplying the number of shares vested by the closing market price of the Company’s Common Stock on the vesting date.

2019 Pension Benefits
The Company’s pension plans are frozen and no longer accruing benefits. Effective February 1, 2009, and July 31, 2009, future benefit accruals for all non-collective bargaining-unit employees, including the NEOs and collective bargaining-unit employees respectively, were discontinued. Also, effective November 30, 2014, and December 31, 2014, the Company discontinued benefit accruals for certain Rocketdyne bargaining-unit employees. The remaining Rocketdyne bargaining-unit employees benefit accruals were discontinued effective April 1, 2016. No employees lost their previously earned pension benefits.
Qualified Pension Plan
The Qualified Pension Plan is a tax-qualified defined benefit plan covering substantially all collective bargaining-unit and non-collective bargaining-unit employees hired before the freeze date. In general, normal retirement age is 65, with certain plan provisions allowing for earlier retirement. Before the freeze date, pension benefits were calculated under formulas based on compensation and length of service for salaried employees and under negotiated non-wage based formulas for bargaining-unit and hourly employees. Participants will receive the highest benefit calculated under any of the formulas for which they were eligible to participate through the freeze date.
Pension BRP Plan
Total pension benefits for certain highly compensated employees were determined under a combination of the Pension BRP Plan, which is a non-qualified plan, and the Qualified Pension Plan. As set forth above, the Qualified Pension Plan provides pension benefits for employees, the amount of which is limited under Section 401(a)(17) or 415 of the Code (or any successor provisions). The Pension BRP Plan restored the pension plan benefits which executives and their beneficiaries would otherwise lose as a result of the limitations under Section 401(a)(17) or 415 of the Code (or any successor provisions). Eligibility to participate in the Pension BRP Plan was designated by the Organization & Compensation Committee.
The following table provides information regarding the actuarial present values of accumulated benefits under the Qualified Pension Plan and the Pension BRP Plan of Mr. Schumacher who was the only NEO eligible for pension benefits prior to the freeze date of the plans as of December 31, 2019. The remaining NEOs are not participants in either of the pension plans as their employment with the Company commenced after the freeze date.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During 2019 ($)
John D. Schumacher(3)	Qualified Pension Plan	2.58	$166,291	$—
	2009 Pension BRP Plan	2.58	10,198	—

(1)
Credited service under the Qualified Pension Plan and the Pension BRP Plan is determined for all participants in accordance with such plans and is through February 1, 2009, the freeze date for these plans in which the Company discontinued future benefit accruals for all non-collective bargaining-unit employees, including the NEOs. This number is being presented unrounded.

(2)
The amounts reported in this column were calculated based on the accrued benefit as of February 1, 2009, the date benefit accruals were frozen for non-collective bargaining-unit employees. Present values were calculated assuming no pre-retirement mortality or termination. The values under the Qualified Pension Plan and the Pension BRP Plan are the actuarial present values as of December 31, 2019, of the benefits earned as of the freeze date and payable at the earliest age eligible for unreduced benefits for the Qualified Pension Plan (the earlier of age 65, or age 62 with 10 years of service) and the current benefit election date on record for the Pension BRP Plan.

The discount rate assumption is 3.28% for the Qualified Pension Plan and 3.30% for the Pension BRP Plan. The mortality assumption of the two pension plans is Pri-2012 with no collar adjustments projected forward generationally using a customized Scale MP-2019 O2. The assumptions reflected in this footnote are the same as the ones used for the Qualified Pension Plan and the Pension BRP Plan for financial reporting purposes with the exception of assumed retirement age and the absence of pre-retirement mortality and termination assumptions.

(3)
Mr. Schumacher’s pension benefits were earned from his previous employment with the Company beginning June 12, 2006, through the pension freeze date for non-collective bargaining-unit employees of February 1, 2009. He has not accrued any additional benefit for his current employment with the Company that began on April 29, 2013.

2019 Non-Qualified Deferred Compensation
Benefits Restoration Plan — 401(k) BRP Plan
The 401(k) BRP Plan is a non-qualified, unfunded savings plan designed to enable participants to defer their compensation on a pre-tax basis. Under the 401(k) BRP Plan, a select group of employees approved by the VP, CHRO, elect to defer compensation earned in the current year such as salary and certain other incentive compensation that would otherwise be paid in the current year. Effective January 1, 2009, obligations with respect to benefits that were earned or vested under the prior 401(k) BRP Plan after December 31, 2004, and were related to the restoration of 401(k) benefits which such employees and their beneficiaries would otherwise have lost as a result of Code limitations upon accrual and/or payment of benefits from the 401(k) Savings Plan, along with all associated earnings, were transferred to, and will be maintained under and paid from the 401(k) BRP Plan. Accordingly, only benefits that are exempt from Section 409A of the Code will be maintained under and paid from the prior 401(k) BRP plan in accordance with the terms of the prior 401(k) BRP plan.
The Company may match 401(k) BRP employee contributions to the extent that after the end of any plan year, any additional Company matching contributions that would have been made on the participant’s behalf under the Savings Plan during the plan year if: (i) the compensation deferral percentage elected under the 401(k) BRP Plan for the plan year had been applied under the Savings Plan; and (ii) the participant’s contributions under the Savings Plan were not limited by the Code limitations applicable to the Savings Plan. Participants indicate how they wish their deferred compensation and the Company matching contributions to be notionally invested among the same investment options available through the 401(k) Savings Plan. Non-qualified benefits may be paid out of either the grantor trust (pre-funded) or the Company’s general assets.
The following table provides information for each of the NEOs regarding aggregate officer and Company contributions and aggregate earnings for 2019 and year-end account balances under the 401(k) BRP Plan.

Name	Executive Contributions in the Period ($)(1)	Company Contributions in the Period ($)(2)	Aggregate Earnings in the Period ($)(3)	Aggregate Withdrawals/ Distributions in the Period ($)	Aggregate Balance at the End of the Period ($)(4)
Warren G. Lichtenstein	$—	$—	$—	$—	$—
Eileen P. Drake	—	—	—	—	—
Mark A. Tucker	—	—	—	—	—
Paul R. Lundstrom	—	—	—	—	—
John D. Schumacher	—	—	25,399	—	146,106

(1)	This column reflects compensation earned in 2019 and deferred under the 401(k) BRP Plan. These amounts are also included in the “Salary” column in the 2019 Summary Compensation Table on page 44.

(2)	This column reflects company matches under the 401(k) BRP Plan earned in 2019. These amounts are also included in the “All Other Compensation” column in the 2019 Summary Compensation Table on page 44.

(3)	This column reflects interest credited on account holdings and the change in value of other investment holdings during 2019.

(4)	The majority of Mr. Schumacher’s balance was reported in the Summary Compensation Table in the years it was earned with the exception of what was earned in 2016 as he was not a NEO that year.

Employment Agreement and Plan Provisions
Eileen P. Drake Employment Agreement
On March 13, 2018, the Company entered into an amended and restated employment agreement with Ms. Drake, pursuant to which Ms. Drake agreed to continue to serve as the Company’s CEO and President. The agreement provided for an initial one-year term, which was and will be automatically extended, upon the same terms and conditions, for successive one-year periods unless either party, at least 60 days prior to the expiration of the then-current term, gives written notice to the other of its intention not to renew such employment. The agreement provided that Ms. Drake receive an annual base salary increase from $728,000 to $825,000 with such base salary increase effective March 24, 2018. Additionally, the agreement provides to Ms. Drake, among other things, (i) an annual bonus based on a target opportunity pursuant to the Company’s Annual Incentive Plan which shall be adopted annually by the Board (currently at 100% of annual base salary); and (ii) annual equity awards based on a target opportunity of 345.5% (increased from 200%) pursuant to the terms of the 2018 Incentive Plan and the 2019 Incentive Plan.
In the event that the Company terminates Ms. Drake’s employment for Cause or Ms. Drake resigns other than for Good Reason (as such terms are defined in the agreement), the Company’s obligations will generally be limited to (i) payment of her base salary accrued up to and including the date of termination or resignation, to be paid at termination, (ii) payment in lieu of any accrued but unused vacation time, in accordance with the Company’s vacation policy, (iii) payment of any unreimbursed expenses in accordance with the Company’s business reimbursement policy, and (iv) payments and benefits under any Company benefit plan, program or policy that Ms. Drake participated in during employment and paid pursuant to the terms of such plan, program and policy (the “Accrued Obligations”).
If Ms. Drake’s employment is terminated at any time due to her Death or Disability (as such terms are defined in the agreement), Ms. Drake shall be entitled to receive the Accrued Obligations and severance payments and benefits equal to the following: (i) twelve (12) months of her base salary paid in installments; (ii) any bonuses earned and paid by the date of termination; (iii) other than a performance-based award granted on November 18, 2015, which shall not vest, to the extent unvested at the time of Ms. Drake’s termination of employment, immediate full vesting of all of Ms. Drake’s equity awards; (iv) outplacement services provided by the Company-designated outplacement firm for a period of eighteen (18) months starting no later than ninety (90) days from the date of termination with a maximum value of $25,000; (v) in the case of Death, life insurance benefits paid in accordance with the terms of the policy and coverage in which Ms. Drake was enrolled before the date of Death; and (vi) in the case of termination due to Disability, the Company shall pay for the premiums associated with a six (6) month continuation, without any required contributions from Ms. Drake (but subject to all other plan and policy terms) in Ms. Drake’s Company provided life insurance policy in which she is enrolled before the date of termination; and (vii) provided Ms. Drake timely elects and is eligible for COBRA coverage, the Company shall pay for the premiums associated with six (6) months of Ms. Drake’s continued participation, without any required contributions from Ms. Drake (but subject to all other plan terms, including co-payments and deductibles) in the Aerojet Rocketdyne Medical Plan, the Aerojet Rocketdyne Dental Plan and the Aerojet Rocketdyne Vision Plan (the “Benefit Plans”) in which she is enrolled before the date of termination.
If Ms. Drake’s employment is terminated at the Company’s election at any time for reasons other than Cause, or by Ms. Drake for Good Reason (and not for Death or Disability or in connection with a change in control), then Ms. Drake shall be entitled to receive the Accrued Obligations and severance payments and benefits equal to the following: (i) twelve (12) months of her base salary paid in installments; (ii) other than a performance-based award granted on November 18, 2015 which shall not vest, to the extent unvested at the time of Ms. Drake’s termination of employment, immediate full vesting of all of Ms. Drake’s equity awards; (iii) Ms. Drake will have the opportunity to continue to participate in the Company provided life insurance policy in which she is enrolled before the date of termination at an amount of 1x Base Salary for a period of twelve (12) months following the date of termination; (iv) provided Ms. Drake timely elects and is eligible for COBRA coverage, the Company shall pay for the premiums associated with eighteen (18) months of Ms. Drake’s continued participation, without any required contributions from Ms. Drake (but subject to all other plan terms, including co-payments and deductibles) in the Benefit Plans in which she is enrolled prior to the date of termination; and (v) outplacement services provided by the Company-designated outplacement firm for a period of eighteen (18) months starting no later than ninety (90) days from the date of termination with a maximum value of $25,000.

If Ms. Drake’s employment is terminated by the Company without Cause (excluding due to a Death or Disability) or by Ms. Drake for Good Reason within eighteen (18) months following a Change in Control (as defined in the 2018 Incentive Plan and the 2019 Incentive Plan or, if more inclusive, such definition set forth in any successor or replacement equity compensation plan of the Company) then Ms. Drake shall be entitled to the following payments and benefits: (i) the Accrued Obligations; (ii) annual target bonus for the pro-rated portion of the fiscal year prior to the Change in Control paid in a lump sum; (iii)  a severance payment equal to eighteen (18) months of (y) Ms. Drake’s base salary and (z) annual target bonus paid in a lump sum; (iv) to the extent unvested at the time of Ms. Drake’s termination of employment, immediate full vesting of all of Ms. Drake’s equity awards; (v) Ms. Drake will have the opportunity to continue to participate in the Company provided life insurance policy in which she is enrolled before the date of termination at an amount of 1x Base Salary for a period of twelve (12) months following the date of termination; (vi) provided Ms. Drake timely elects and is eligible for COBRA coverage, the Company shall pay for the premiums associated with eighteen (18) months of Ms. Drake’s continued participation, without any required contributions from Ms. Drake (but subject to all other plan terms, including co-payments and deductibles) in the Benefit Plans in which Ms. Drake is enrolled prior to the date of termination; and (vii) outplacement services provided by the Company-designated outplacement firm for a period of eighteen (18) months starting no later than ninety (90) days from Ms. Drake’s date of termination with a maximum value of $25,000.
On March 4, 2020, the Company entered into a second amended and restated employment agreement (the “Second Amended Agreement”) with Ms. Drake, pursuant to which Ms. Drake agreed to continue to serve as the Company’s CEO and President. The Second Amended Agreement has an initial one-year term, which will be automatically extended upon the same terms and conditions, for successive one-year periods unless either party, at least 60 days prior to the expiration of the then-current term, gives written notice to the other of its intention not to renew such employment. The agreement provides that Ms. Drake receive an annual base salary increase from $825,000 to $927,000 effective on March 7, 2020. The Second Amended Agreement also increases the value of Ms. Drake’s annual equity awards to a target opportunity of 350% of her annual base salary (increased from 345.5%). Additionally, the Second Amended Agreement: (i) changes the period following a change in control in which a termination of employment without cause, resignation for good reason or termination due to death or disability will result in payment of Ms. Drake’s change in control severance benefits from eighteen months following a change in control to the period commencing six months prior to (or, if earlier, following the signing of a definitive agreement that, if consummated, would result in a change in control) and ending twenty-four months following a change in control; (ii) increases Ms. Drake’s change in control cash severance benefit from 1.5 times to 3 times the sum of her base salary and target annual bonus and increases the period during which Ms. Drake will be provided Company-paid COBRA premiums in such a scenario from eighteen to twenty-four months; (iii) links the change in control definition under the Second Amended Agreement to the definition in the Company’s Executive CIC Policy; and (iv) makes certain other edits meant to align Ms. Drake’s change in control severance benefits and protection to that provided under the Company’s Executive CIC Policy.
Mark A. Tucker Retention Agreement
On December 6, 2018, the Company entered into a retention agreement (the “Retention Agreement”) with Mr. Tucker, the Company’s COO. The Retention Agreement provides that Mr. Tucker will receive certain consideration if he continues to be employed until March 31, 2020, including (i) continued receipt of his base salary at the level in effect on December 6, 2018; (ii) continued participation in the Company’s STIP in 2019 and 2020 (pro-rated based on full months of service) with an individual target percentage of 75% of base salary; (iii) continued participation in the Company’s Long-Term Incentive Program but at a reduced level for the three-year performance period commencing in 2019 to reflect his planned departure in March 2020.
If Mr. Tucker stays employed until March 31, 2020 and (a) has successfully performed the duties specified in the Retention Agreement and (b) executes a general release of claims against the Company, any unvested equity awards will be vested.
If Mr. Tucker’s employment with the Company ends prior to March 31, 2020 due to his death or disability or because of involuntary termination other than for cause, (i) base salary for the period from his termination date until March 31, 2020 will be paid to him in a lump sum; (ii) a prorata STIP award will be paid at the same time STIP payments are made to other employees; and (iii) vesting of unvested equity awards will be accelerated (on a prorata basis if termination of employment is due to death or disability).

On October 31, 2019, the Company entered into an amended and restated executive retention agreement (the “Amended Retention Agreement”) that amends the Retention Agreement. The Amended Retention Agreement extends Mr. Tucker’s continued employment to December 31, 2020 and provides that Mr. Tucker will receive the following benefits if he continues to be employed through that date: (i) a base salary increase to $540,475 per annum, effective January 1, 2020; (ii) accelerated vesting of certain equity at the conclusion of the retention period and exercisability of SARs until their expiration date; (iii) continued receipt of base salary and STIP awards including a lump sum salary payment if an “eligible early termination” (as defined in the Amended Retention Agreement) occurs; and (iv) continued participation in the Company’s Long-Term Incentive Program in 2020 at a reduced level.

TERMINATION PAYMENTS AND BENEFITS

Employment and Indemnity Agreements
On March 13, 2018, the Company entered into an amended and restated employment agreement with Ms. Drake. This agreement was subsequently amended on March 4, 2020. These agreements are described under the section entitled Employment Agreement and Plan Provisions - Eileen P. Drake Employment Agreement on page 51.
On December 6, 2018, The Company entered into a retention agreement with Mr. Tucker. This agreement was subsequently amended on October 31, 2019, and is described under the section entitled Employment Agreement and Plan Provisions - Mark A. Tucker Retention Agreement on page 52.
The Company has entered into indemnification agreements with each of its Directors and the NEOs pursuant to which the Company is required to defend and indemnify such individuals if or when they are party or threatened to be made a party to any action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such individual is or was a Director and/or NEO of the Company or any of its subsidiaries.

Potential Payments upon Termination of Employment or Change in Control
Termination Benefits for Eileen P. Drake
According to the employment agreement entered into between the Company and Ms. Drake, in the event that the Company terminates Ms. Drake’s employment for Cause or Ms. Drake resigns other than for Good Reason (as such terms are defined in the agreement), the Company’s obligations will generally be limited to the Accrued Obligations as defined on page 51.
Descriptions of the payments and benefits provided on termination due to Death or Disability, without Cause, by Ms. Drake for Good Reason, and termination without Cause or by Ms. Drake for Good Reason in connection with a Change in Control, are provided under the section Employment Agreement and Plan Provisions - Eileen P. Drake Employment Agreement on page 51. Also see the section entitled Treatment of Equity Awards on page 55 for additional information regarding equity award vesting.
Termination Benefits for Other Named Executive Officers
The Company does not have a severance plan in place for the current NEOs with the exception of Ms. Drake. The Company has a policy for a reduction in force, pursuant to which Messrs. Tucker, Lundstrom, and Schumacher, as well as all other employees of the Company are eligible to participate. The policy provides for employees to continue participating in health, welfare and retirement benefit plans for a period of two months per the terms of the applicable plans and subject to all conditions thereof. Upon execution of a release, the employee is eligible to receive separation pay of five weeks’ pay plus one additional week’s pay for each full or partial year of service, with the maximum amount of separation pay being 30 weeks’ pay. In addition, with an executed release, the employee is eligible to continue participation in certain health and welfare benefits for a total period of six months (inclusive of the two months continued participation provided under the applicable plans).
The Company has an executive CIC Policy. The CIC Policy provides certain executive officers of the Company who have been designated in writing by the Board, including all of the NEOs other than Ms. Drake and Mr. Lichtenstein, with compensation and benefits upon a termination of their employment by the Company without “cause” or by the executive for “good reason” (including due to an executive’s death or disability) within the six-month period preceding a “change in control” through the 18-month period following a “change in control” (each as defined in the CIC Policy).
In the event of an applicable termination of employment, the executive shall be entitled to the following:

•	lump sum payment equal to executive’s annual base salary;

•
prorated portion of incentive compensation under the Company’s STIP to the “termination date” (as defined in the CIC Policy) and a full STIP payment for the prior year if unpaid as of the termination date, each based upon actual performance;

•	lump sum payment equal to the target incentive compensation executive could have received under the STIP for the entire year in which the termination date occurs;

•	payment of COBRA benefit premiums until the earlier of the 12-month anniversary of the termination date or when eligible for health insurance coverage through another employer;

•	to the extent unvested, immediate full vesting of all of the executive’s equity awards; and

•	outplacement services for a period of 12 months starting no later than 90 days from date of termination with a maximum value of $15,000.
Receipt of compensation and benefits under the CIC Policy is contingent on the executive’s timely execution of a release in a form prescribed by the Company.
Treatment of Equity Awards
Equity awards made to employees, including the NEOs, generally provide for the immediate accelerated vesting of the award, including stock options, performance-based stock options at maximum vesting, SARs, service-based restricted stock and performance-based restricted stock at maximum vesting (regardless of whether or not the performance target is ultimately met) upon a change in control of the Company regardless of whether a termination occurs.
Estimated Cost of Termination Benefits
The amounts of estimated incremental compensation and benefits payable to the NEOs assuming a qualifying termination of employment as of December 31, 2019, are shown in the following table.

Name	Termination Scenario	Cash Severance(1)	Benefits Continuation	Outplacement Services	Total Severance
Warren G. Lichtenstein	Change in Control	$—	$—	$—	$—
Eileen P. Drake	Not for Cause	866,250	14,585	25,000	905,835
	Death or Disability	866,250	5,146	25,000	896,396
	Change in Control	2,598,750	14,585	25,000	2,638,335
Mark A. Tucker	Change in Control	896,697	22,288	15,000	933,985
Paul R. Lundstrom	Change in Control	838,322	18,343	15,000	871,665
John D. Schumacher	Change in Control	671,906	—	15,000	686,906

(1)
Cash Severance does not include the annual cash incentive award earned for 2019 as it is reported in the Non-Equity Incentive Plan Compensation column of the 2019 Summary Compensation Table on page 44.

CEO PAY RATIO

2019 Pay Ratio Disclosure
For the identification process of our median employee, the Company used the entire population of employees as of December 31, 2019, excluding the CEO. Each employee’s gross earnings were used from the pay dates falling within January 1, 2019, through December 31, 2019, without annualization or other adjustment.
The compensation of the Company’s CEO and median employee as calculated per the terms of the Summary Compensation Table and the pay ratio of the two are as follows:

	Salary	Bonus	Stock Awards	Option/SARs Awards	Non-Equity Incentive Plan Compensation	All Other Compensation (1)	Total
Eileen P. Drake	$861,808	$—	$4,103,870	$747,133	$1,534,129	$12,600	$7,259,540
Median Employee	99,484	350	—	—	—	4,573	104,407
Pay ratio							70	to 1

(1)
 For All Other Compensation for Ms. Drake, see the 2019 Summary Compensation Table on page 44. All Other Compensation for the median employee consists of Company matching contributions to the 401(k) savings plan.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
The Audit Committee has appointed PwC, an independent registered public accounting firm, to serve as the Company’s independent auditors for 2020. PwC has served as the Company’s independent registered public accounting firm since 2006. The Audit Committee is submitting Proposal 3 to stockholders for ratification as a corporate governance practice. Ultimately, the Audit Committee retains full discretion and will make all determinations with respect to the appointment of the independent auditors, whether or not the Company’s stockholders ratify the appointment.
Representatives of PwC are expected to be present at the Annual Meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so and respond to appropriate questions.
The affirmative vote of the holders of at least a majority of the shares present in person or represented by proxy and entitled to vote is necessary to approve this proposal. Broker non-votes will have no effect on the proposal. Abstentions will have the same effect as a vote against this proposal. The persons named in the accompanying form of proxy intend to vote such proxies to ratify the appointment of PwC unless a contrary choice is indicated.

Audit Fees and All Other Fees
The following table summarizes the aggregate fees billed for 2019 and 2018 by PwC:

(Dollars in Millions)	2019	2018
Audit Fees(1)	$3.5	$3.6
Audit-Related Fees(2)	0.2	0.3
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total Fees	$3.7	$3.9

(1)
Audit fees include professional services rendered by PwC for the audit of the Company’s annual financial statements including the integrated audit of internal control over financial reporting, the review of financial statements included in the Company’s quarterly reports on Form 10-Q and related services.

(2)
Audit-related fees include assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, and are not reported under “Audit Fees” above and consisted primarily of due diligence efforts and a required Department of Energy compliance audit.

(3)	Tax fees include items billed for professional services rendered by PwC for tax compliance, tax advice and tax planning and were immaterial.

(4)	All other fees include products and services provided by PwC other than those reported under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees” and were immaterial.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Company’s Independent Auditors
Consistent with SEC policies regarding auditor independence, the Audit Committee has the responsibility for appointing, setting compensation and overseeing the work of the independent auditors. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditors.
Prior to engagement of the independent auditors for the next year’s audit, management will submit an aggregate listing of services expected to be rendered during the year for Audit, Audit-Related, Tax and All Other Fees for approval. Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditors and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditors.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. None of the services described above was approved by the Audit Committee under the de minimus exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X.

The Board unanimously recommends a vote FOR the ratification of the appointment of PwC as the Company’s independent auditors for 2020.

FREQUENTLY ASKED QUESTIONS FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION
The Board solicits the enclosed Proxy for use at the Company’s 2020 Annual Meeting to be held on May 6, 2020, at 9:00 a.m. Pacific Time. As in previous years, our 2020 Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You can attend the Annual Meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/AJRD2020.

FREQUENTLY ASKED QUESTIONS
WHY DID I RECEIVE THIS PROXY STATEMENT?
The Board is soliciting your proxy to vote at the Annual Meeting because you were a stockholder of the Company’s Common Stock, par value $0.10 per share, at the close of business (5:00 p.m. Eastern time) on March 12, 2020 (the “Record Date”), and therefore you are entitled to vote at the Annual Meeting. This Proxy Statement contains information about the matters to be voted on at the meeting and the voting process, as well as information about the Company’s Directors and executive officers.
We are providing you with a Notice of Internet Availability and access to these proxy materials in connection with the solicitation by the Board to be used at the Annual Meeting and at any adjournment or postponement thereof. The Notice of Internet Availability will be sent to stockholders of record and beneficial stockholders as of the Record Date starting on or around March 27, 2020. The proxy materials, including the Notice of Annual Meeting, this Proxy Statement, and the 2019 Annual Report, will be made available to stockholders on the Internet on March 27, 2020. For those participants who hold shares of Common Stock in the Aerojet Rocketdyne Retirement Savings Plan, you will receive a full set of annual meeting materials and a proxy card for those shares.
WHY DID I RECEIVE A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS THIS YEAR INSTEAD OF A FULL SET OF PROXY MATERIALS?
As in previous years, pursuant to the rules of the SEC, we are providing access to the Company’s proxy materials over the Internet rather than printing and mailing them to all stockholders. We believe electronic delivery will expedite the receipt of these materials, reduce the environmental impact of our annual meeting materials and will help lower our costs. Therefore, the Notice of Internet Availability will be mailed to stockholders (or e-mailed, in the case of stockholders that have previously requested to receive proxy materials electronically) starting on or around March 27, 2020. The Notice of Internet Availability will provide instructions as to how stockholders may access and review the proxy materials on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice of Internet Availability will also provide voting instructions. In addition, stockholders may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at www.proxyvote.com referenced in the Notice of Internet Availability, no other information contained on the website is incorporated by reference in or considered to be a part of this Proxy Statement.
WHY DID I RECEIVE MORE THAN ONE NOTICE OF INTERNET AVAILABILITY?
You may receive multiple Notices of Internet Availability if you hold your shares of Common Stock in multiple accounts (such as through a brokerage account). If you hold your shares of Common Stock in multiple accounts you should vote your shares as described in each separate Notice of Internet Availability you receive.
IF AEROJET ROCKETDYNE IS UTILIZING NOTICE OF INTERNET AVAILABILITY, WHY DID I RECEIVE A FULL SET OF ANNUAL MEETING MATERIALS AND A PROXY CARD?
For those participants who hold shares of Common Stock in the Aerojet Rocketdyne Retirement Savings Plan, you will receive a full set of annual meeting materials and a proxy card for those shares because Fidelity Management Trust Company (the “Trustee”) is not utilizing a Notice of Internet Availability for the Aerojet Rocketdyne Retirement Savings Plan participants.

WHAT AM I VOTING ON?
You are voting on the following items of business at the Annual Meeting:

•
To elect the seven directors named in the Proxy Statement to our Board to serve until the 2021 annual meeting of stockholders and until their respective successors have been duly elected and qualified (the Board’s nominees are: Kevin P. Chilton; Thomas A. Corcoran; Eileen P. Drake; James R. Henderson; Warren G. Lichtenstein; Lance W. Lord and Martin Turchin) (“Proposal 1”);

•	To consider and approve an advisory vote to approve Aerojet Rocketdyne’s Executive Compensation (“Proposal 2”);

•	To ratify the appointment of PwC, an independent registered public accounting firm, as independent auditors of the Company for the year ending December 31, 2020 (“Proposal 3”);

•	Any other matter that may properly be brought before the Annual Meeting.
WHO IS ENTITLED TO VOTE?
Stockholders of record as of the Record Date are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.
WHAT ARE THE VOTING RECOMMENDATIONS OF THE BOARD?
The Board recommends that you vote your shares “FOR” each of the Board’s seven nominees standing for election to the Board; “FOR” the advisory vote to approve Aerojet Rocketdyne’s executive compensation; and “FOR” the ratification of PwC as independent auditors of the Company for 2020.
HOW DO I VOTE?
This year’s Annual Meeting will be held entirely online to allow greater participation. Stockholders may participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/AJRD2020 on the Internet.
To participate in the Annual Meeting you will need the control number included on your Notice of Internet Availability, on your proxy card, or on the instructions that accompanied your proxy materials. Even if you plan to participate in the Annual Meeting online, we urge you to vote as soon as possible by one of the following methods to make sure your shares are represented if you later decide not to participate in the virtual Annual Meeting online.
SHARES HELD IN THE AEROJET ROCKETDYNE RETIREMENT SAVINGS PLAN
Please follow the voting instructions provided by Fidelity Management Trust Company, the Trustee. You may sign, date and return a voting instruction card to the Trustee or submit voting instructions by telephone or the Internet. If you provide voting instructions by mail, telephone, or the Internet, the Trustee will vote your shares as you have directed (or not vote your shares, if that is your direction). If you do not provide voting instructions, the Trustee will vote your shares in the same proportion as shares for which the Trustee has received voting instructions. You must submit voting instructions to the Trustee by no later than May 1, 2020, at 11:59 p.m. Eastern time in order for your shares to be voted as you have directed by the Trustee at the Annual Meeting. Aerojet Rocketdyne Retirement Savings Plan participants may not vote their Plan shares in person at the Annual Meeting.

SHARES HELD BY YOU, YOUR BROKER, BANK OR OTHER HOLDER OF RECORD
You may vote in several different ways:

•
By Internet during the Annual Meeting: You may vote electronically during the Annual Meeting on Wednesday, May 6, 2020, at 9:00 a.m. Pacific Time via the Internet at www.virtualshareholdermeeting.com/AJRD2020 using the control number we have provided to you. You may also be represented by another person at the meeting via the Internet by executing a proxy properly designating that person. If you are the beneficial owner of shares held in “street name,” and wish to vote electronically during the Annual Meeting, you must obtain a legal proxy from your broker, bank or other holder of record.

•
By Telephone: You may vote by calling the toll-free telephone number indicated on your proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your voting instructions have been properly recorded.

•
By Internet before the meeting date: You may vote by going to the Internet website indicated on your proxy card. Confirmation that your voting instructions have been properly recorded will be provided.

•
By Mail: You may vote by completing, signing, dating and returning a proxy card which will be mailed to you if you request delivery of a full set of proxy materials. A postage-paid envelope will be provided along with the proxy card.

Telephone and Internet voting before the meeting date for stockholders of record will be available until 11:59 p.m. Eastern Time on May 5, 2020. A mailed proxy card must be received by May 5, 2020, in order to be voted at the Annual Meeting. The availability of telephone and Internet voting for beneficial owners of other shares held in “street name” will depend on your broker, bank or other holder of record and we recommend that you follow the voting instructions on the Notice of Internet Availability that you receive from them.
If you are mailed a set of proxy materials and a proxy card or voting instruction card and you choose to vote by telephone or by Internet, you do not have to return your proxy card or voting instruction card. However, even if you plan to attend the Annual Meeting via the Internet, we recommend that you vote your shares in advance so that your vote will be counted if you later decide not to attend the meeting via the Internet.
IS MY VOTE CONFIDENTIAL?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to management.
MAY I ATTEND THE MEETING?
All stockholders and properly appointed proxy holders may attend the Annual Meeting over the Internet at www.virtualshareholdermeeting.com/AJRD2020. Stockholders who plan to attend must have access to the control number we have provided you to join the virtual Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/AJRD2020. Stockholders of record will be verified against an official list available electronically at the Annual Meeting. The Company reserves the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the Record Date.
WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?
If your shares are registered directly in your name with Aerojet Rocketdyne’s transfer agent, Computershare, Inc., you are considered a “stockholder of record” or a “registered stockholder” of those shares. In this case, your Notice of Internet Availability has been sent to you directly by Broadridge Financial Solutions, Inc. If your shares are held in a stock brokerage account or by a bank, trust or other nominee or custodian, including shares you may own as a participant in the Aerojet Rocketdyne Retirement Savings Plan, you are considered the “beneficial owner” of those shares, which are held in “street name.” A Notice of Internet Availability has been forwarded to you by or on behalf of your broker, bank, trustee or other holder who is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your broker, bank, trustee or other holder of record as to how to vote your shares by following their instructions for voting.
WHAT ARE BROKER NON-VOTES AND HOW ARE THEY COUNTED?
Broker non-votes occur when nominees, such as brokers and banks holding shares on behalf of the beneficial owners, are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions at least ten days before the Annual Meeting. If no instructions are given within that time frame, the nominees may vote those shares on matters deemed “routine” by the NYSE. We anticipate the NYSE will deem Proposal 3 to be “routine”. As a result, brokers may exercise discretion in voting with regard to this proposal. Proposals 1 and 2 are non-routine matters and, nominees cannot vote without instructions from the beneficial owner, resulting in so-called “broker non-votes.” Broker non-votes are not counted for the purposes of determining the number of shares present in person or represented by proxy on a voting matter. For these reasons, please promptly vote by telephone, or Internet, or sign, date and return the voting instruction card your broker or nominee has enclosed, in accordance with the instructions on the card.
MAY I CHANGE MY VOTE?
If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	Returning a signed proxy card bearing a later date;

•	Sending written notice of revocation to the Company, c/o the Secretary;

•	Submitting a new, proper proxy by telephone, Internet or paper ballot, after the date of the earlier voted proxy; or

•	Attending the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/AJRD2020 and voting using the control number we have provided to you.
If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote at the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/AJRD2020 if you obtain a legal proxy as described above.
WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?
Directors are elected by a plurality of the votes cast at the Annual Meeting. Votes cast for a nominee will be counted in favor of election. Withholds and broker non-votes will not count either in favor of, or against, the election of a nominee. Proxies cannot be voted for a greater number of persons than the number of Directors set by the Board for election.
Proposals 2 and 3 will require the affirmative vote of the holders of at least a majority of the shares present in person or represented by proxy and entitled to vote. Broker non-votes will have no effect on the outcome of the vote on Proposal 2. Abstentions will have the same effect as a vote against Proposals 2 and 3.
DO STOCKHOLDERS HAVE CUMULATIVE VOTING RIGHTS WITH RESPECT TO THE ELECTION OF DIRECTORS?
No. Stockholders do not have cumulative voting rights with respect to the election of Directors.
WHAT CONSTITUTES A QUORUM?
As of the Record Date, 78,541,844 shares of Common Stock were outstanding. A majority of the outstanding shares entitled to vote at the Annual Meeting, represented in person or by proxy, will constitute a quorum. Shares represented by a proxy that directs that the shares abstain from voting or that a vote be withheld on a matter, as well as broker “non-votes,” will be counted at the Annual Meeting for quorum purposes. Shares represented by proxy as to which no voting instructions are given as to matters to be voted upon will also be counted at the Annual Meeting for quorum purposes.

WHAT IS THE COMPANY’S INTERNET ADDRESS?
The Company’s Internet address is www.AerojetRocketdyne.com. You can access this Proxy Statement and the 2019 Annual Report at this Internet address, as well as all other Company filings with the SEC. The Company will provide free of charge a copy in print of the 2019 Annual Report, including the financial statements and schedules required to be filed thereto, to any beneficial owner of the Company’s Common Stock as of the Record Date who sends a written request to Secretary, Aerojet Rocketdyne Holdings, Inc., 222 N. Pacific Coast Highway, Suite 500, El Segundo, California 90245.
WILL ANY OTHER MATTERS BE VOTED ON?
As of the date of this Proxy Statement, our management knows of no other matter that will be presented for consideration at the Annual Meeting other than those matters discussed in this Proxy Statement. If any other matters properly come before the Annual Meeting and call for a vote of the stockholders, validly executed proxies in the enclosed form will be voted in accordance with the recommendation of the Board.
WHO IS SOLICITING PROXIES UNDER THIS PROXY STATEMENT?
The proxies being solicited hereby are being solicited by our Board. The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without receiving additional compensation other than their regular compensation, solicit proxies by further mailings, personal conversations, by telephone, facsimile, or electronic means. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of the stock. The Company has retained Okapi Partners, an independent proxy solicitation firm, to assist in soliciting proxies on its behalf. The Company has agreed to pay Okapi Partners a fee of $10,000, plus costs and expenses, for these services. If stockholders need assistance with casting or changing their vote, they should contact our proxy solicitor, Okapi Partners, toll-free at 1-877-566-1922.
ARE THERE DISSENTER’S OR APPRAISAL RIGHTS?
The Company’s stockholders are not entitled to dissenter’s or appraisal rights under Delaware law in connection with any of the items of business currently contemplated to be voted upon at the Annual Meeting.

MISCELLANEOUS

Other Business
As of the time this Proxy Statement was printed, the Company was unaware of any proposals to be presented for consideration at the Annual Meeting other than those set forth herein, but, if other matters do properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy pursuant to discretionary authority conferred thereby, to vote the proxy in accordance with their best judgment on such matters.

Submission of Stockholder Proposals
A stockholder who wishes to submit a proposal for consideration at the 2021 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act and desires for that proposal to appear in the Company’s proxy materials for that meeting must submit the proposal in writing to the Chairman of the Corporate Governance & Nominating Committee, c/o Secretary, Aerojet Rocketdyne Holdings, Inc., 222 N. Pacific Coast Highway, Suite 500, El Segundo, California 90245, and the Company must receive such proposal no later than November 27, 2020. Each stockholder proposal must comply with the Exchange Act, the rules and regulations thereunder, and the Bylaws as in effect at the time of such notice. Submitting a stockholder proposal does not guarantee that it will be included in the Company’s proxy materials.
Stockholders who wish to present proposals of other business at the 2021 annual meeting of stockholders without inclusion of that proposal in the Company’s proxy materials, but instead for presentation directly at that meeting, are required to comply with the requirements set forth in the Bylaws. In part, these Bylaws require that for such other business to be properly brought before the 2021 annual meeting of stockholders, a stockholder must provide written notice to the Company no later than the close of business on February 5, 2021, nor earlier than the close of business on January 6, 2021; provided, however, that in the event that the date of the 2021 annual meeting of stockholders is more than 30 days before or more than 70 days after the anniversary date of the Annual Meeting, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such 2021 annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.
The Company’s Proxy Statement for the 2021 annual meeting of stockholders will grant authority to the persons named in the proxy card to exercise their voting discretion with respect to any proposal of which the Company does not receive notice by February 5, 2021. Such stockholder notice should be sent to the Chairman of the Corporate Governance & Nominating Committee, c/o Secretary, Aerojet Rocketdyne Holdings, Inc., 222 N. Pacific Coast Highway, Suite 500, El Segundo, California 90245. Proposals not meeting the advance notice requirements in the Bylaws will not be entertained at the 2021 annual meeting of stockholders. A copy of the full text of the relevant bylaw provisions may be obtained from the Company’s filings with the SEC or on our website at www.AerojetRocketdyne.com/corporate-governance.
It is important that proxies be voted promptly; therefore, stockholders who do not expect to participate in the meeting are urged to vote by either (a) using the toll-free telephone number shown on your proxy card, (b) casting your vote electronically at the website listed on your proxy card, or (c) if you have requested a full set of proxy materials to be sent to you, completing, signing, dating and promptly returning the accompanying proxy card in the enclosed envelope, which requires no postage if mailed in the United States.
By Order of the Board of Directors,
/s/ Arjun L. Kampani
ARJUN L. KAMPANI
Vice President,
General Counsel and Secretary
March 24, 2020

APPENDIX A - USE OF NON-GAAP FINANCIAL MEASURES
The Proxy Statement Summary and the Compensation Discussion and Analysis (“CD&A”) sections of this Proxy Statement contain Non-GAAP financial measures. The tables in this appendix reconcile the Non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP.

About Non-GAAP Financial Measures
Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These Non-GAAP financial measures do not reflect a comprehensive system of accounting, and may differ from Non-GAAP financial measures with the same or similar names that are used by other companies.

Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDAP, Adjusted Net Income, and Adjusted EPS
We provide the Non-GAAP financial measures of our performance called Adjusted EBITDAP, Adjusted Net Income, and Adjusted EPS. We use these metrics to measure our operating and total Company performance. We believe that for management and investors to effectively compare core performance from period to period, the metrics should exclude items that are not indicative of, or are unrelated to, results from our ongoing business operations such as retirement benefits (pension and postretirement benefits), significant non-cash expenses, the impacts of financing decisions on earnings, and items incurred outside the ordinary, on-going and customary course of our business. Accordingly, we define Adjusted EBITDAP as GAAP net income adjusted to exclude interest expense, interest income, income taxes, depreciation and amortization, retirement benefits net of amounts that are recoverable under our U.S. government contracts, and unusual items which we do not believe are reflective of such ordinary, on-going and customary activities. Adjusted Net Income and Adjusted EPS exclude retirement benefits net of amounts that are recoverable under our U.S. government contracts and unusual items we do not believe are reflective of such ordinary, ongoing and customary activities. Adjusted Net Income and Adjusted EPS do not represent, and should not be considered an alternative to, net income or diluted EPS as determined in accordance with GAAP. For short-term annual cash incentive award purposes, certain Board approved modifications are applied to Adjusted EBITDAP where necessary.

A-1

(In Millions, except per share amounts)	2019	2018
Net income	$141.0	$137.3
Interest expense	35.7	34.4
Interest income	(15.5)	(10.0)
Income tax provision	50.9	51.3
Depreciation and amortization	74.5	72.3
GAAP Retirement benefits expense	26.1	57.6
Cost Accounting Standards (“CAS”) recoverable retirement benefits expense	(41.3)	(38.2)
Unusual items	0.3	0.2
Adjusted EBITDAP	$271.7	$304.9
Exclude Board and retiree stock compensation above or below Annual Operating Plan (“AOP”)	(0.2)
Exclude stock compensation related to bonus achievement above or below AOP	11.3
Exclude annual incentive plan bonus achievement above or below AOP	4.6
Adjusted EBITDAP with Board approved modifications	$287.4	N/A

Net income	$141.0	$137.3
GAAP retirement benefits expense	26.1	57.6
CAS recoverable retirement benefits expense	(41.3)	(38.2)
Unusual items	0.3	0.2
Income tax impact of adjustments (1)	4.0	(5.4)
Adjusted Net Income	$130.1	$151.5

Diluted EPS	$1.69	$1.75
Adjustments	(0.13)	0.18
Adjusted EPS	$1.56	$1.93

Diluted weighted average shares, as reported and as adjusted	81.7	76.8

(1)	The income tax impact is calculated using the federal and state statutory rates in the corresponding year.
Free Cash Flow
We also provide the Non-GAAP financial measure of Free Cash Flow. Free Cash Flow is defined as cash flow from operating activities less capital expenditures. Free Cash Flow should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to cash flows from operations presented in accordance with GAAP. We use Free Cash Flow, both in presenting our results to stakeholders and the investment community, and in our internal evaluation and management of the business. Management believes that this financial measure is useful because it provides supplemental information to assist investors in viewing the business using the same tools that management uses to evaluate progress in achieving our goals. The following table summarizes Free Cash Flow:

(In Millions)	2019	2018
Net cash provided by operating activities	$261.2	$252.7
Capital expenditures	(42.9)	(43.2)
Free cash flow	$218.3	$209.5

A-2

FIDELITY INVESTMENTS
P.O. BOX 9112
FARMINGDALE, NY 11735

To vote by Internet

1) Read the Proxy Statement and have this card in hand.
2) Go to **www.proxyvote.com**
3) Follow the online instructions.

To vote by Telephone

1) Read the Proxy Statement and have this card in hand.
2) Call toll-free at **1-800-690-6903**
3) Follow the recorded instructions.

To vote by Mail

1) Read the Proxy Statement.
2) Check the appropriate boxes on this card.
3) Sign, date and return this card in the enclosed envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E89728-Z76343

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

AEROJET ROCKETDYNE HOLDINGS, INC.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the name(s) of the nominee(s) on the line below.
1. Election of Directors	☐	☐	☐	______________

Nominees:

01) General Kevin P. Chilton, USAF (Ret.)
02) Thomas A. Corcoran
03) Eileen P. Drake
04) James R. Henderson
05) Warren G. Lichtenstein
06) General Lance W. Lord, USAF (Ret.)
07) Martin Turchin

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

▲ **Please fold and detach card at perforation before mailing** ▲

E89729-Z76343

AEROJET ROCKETDYNE HOLDINGS, INC.

ANNUAL MEETING OF STOCKHOLDERS - MAY 6, 2020
THIS INSTRUCTION CARD IS SOLICITED BY FIDELITY MANAGEMENT TRUST COMPANY ON BEHALF OF THE AEROJET ROCKETDYNE HOLDINGS, INC. BOARD OF DIRECTORS

As a participant in the Aerojet Rocketdyne Retirement Savings Plan, you have the right to instruct Fidelity Management Trust Company, as trustee for the plan, to vote the shares of Aerojet Rocketdyne Holdings, Inc. attributable to your plan account as you have directed at the Annual Meeting of Stockholders to be held on May 6, 2020. Your voting instructions will be tabulated confidentially. Only Fidelity will have access to your individual voting instructions. You may not vote your plan shares at the Annual Meeting.

Unless otherwise required by law, the shares attributable to your plan account will be voted as directed; if no direction is made, if the card is not signed, or if the card is not received by May 1, 2020, the shares attributable to your plan account will be voted in the same proportion as shares for which the trustee has received voting instructions.

PLEASE SIGN AND DATE ON THE REVERSE SIDE

AEROJET ROCKETDYNE HOLDINGS, INC.
ATTN: REBECCA BAUER
P.O. BOX 537012
SACRAMENTO, CA 95853-7012

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 5, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AJRD2020**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 5, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E89496-P31922 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AEROJET ROCKETDYNE HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) General Kevin P. Chilton, USAF (Ret.)
02) Thomas A. Corcoran
03) Eileen P. Drake
04) James R. Henderson
05) Warren G. Lichtenstein
06) General Lance W. Lord, USAF (Ret.)
07) Martin Turchin

The Board of Directors recommends you vote FOR the following management proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E89497-P31922

AEROJET ROCKETDYNE HOLDINGS, INC.
PROXY FOR HOLDERS OF COMMON STOCK
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Arjun L. Kampani and Paul R. Lundstrom, and each of them, his proxy, with the power of substitution, to vote all shares of Common Stock of Aerojet Rocketdyne Holdings, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders to be held virtually on May 6, 2020 at 9:00 a.m. PDT, and any adjournments or postponements thereof, and appoints the proxyholders to vote as directed below and in accordance with their sole judgment on matters incident to the conduct of the meeting and on such other matters as may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO CONTRARY DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR ALL OF THE BOARD'S NOMINEES IN PROPOSAL 1; FOR PROPOSALS 2 AND 3, AND IN ACCORDANCE WITH THE PROXYHOLDERS' SOLE JUDGMENT ON MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side